AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 25, 2000
                                                   REGISTRATION NO. XXX-XXXXX

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                      GENERAL MOTORS ACCEPTANCE CORPORATION
            A Delaware Corporation -- I.R.S. Employer No. 38-0572512

                            3044 West Grand Boulevard
                             Detroit, Michigan 48202
                                 (313-556-5000)

                                Agent For Service
                       Jerome B. Van Orman, Vice President
                      General Motors Acceptance Corporation
        3044 West Grand Boulevard, Detroit, Michigan 48202 (313-556-1508)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

                              --------------------

        IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. /__/

        IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /__/

                              --------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
          TITLE OF                                 PROPOSED        PROPOSED
         EACH CLASS                                MAXIMUM         MAXIMUM
        OF SECURITIES                              OFFERING        AGGREGATE        AMOUNT OF
            TO BE                AMOUNT TO BE       PRICE          OFFERING       REGISTRATION
         REGISTERED             REGISTERED (1)     PER UNIT        PRICE (2)           FEE
----------------------------------------------------------------------------------------------------
Medium-Term Notes, Due from
Nine Months to Thirty Years
from Date of Issue            $13,621,200,000        100%       $13,621,200,000   $3,595,996,80
====================================================================================================

Or, if any Debt Securities (1) are denominated or payable in a foreign or composite currency or currencies, such principal amount as shall result in an aggregate initial offering price equivalent to $15,000,000,000, at the time of initial offering, (2) are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price of $15,000,000,000, or (3) are issued with their principal amount payable at maturity to be determined with reference to a currency exchange rate or other index, such principal amount as shall result in an aggregate initial offering price of $15,000,000,000.

(1) The amount of Medium-Term Notes being registered, together with $1,378,800,000 remaining Medium-Term Notes registered on April 22, 1999 (Registration No. 333-76483), represents the maximum aggregate principal amount of Medium-Term Notes which, on February 25, 2000, are expected to be offered for sale.

(2) Estimated solely for the purpose of determining the amount of the registration fee.

        Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to debt securities of the registrant remaining unissued under Registration Statement No. 333-76483.

                              --------------------

        WE HEREBY AMEND THIS REGISTRATION STATEMENT ON A DATE NECESSARY TO DELAY ITS EFFECTIVENESS UNTIL WE FILE A FURTHER AMENDMENT SPECIFICALLY STATING THAT THIS REGISTRATION STATEMENT WILL BECOME EFFECTIVE ACCORDING TO SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON THE DATE THE COMMISSION DETERMINES.

================================================================================

PROSPECTUS

                               U.S.$15,000,000,000

                      GENERAL MOTORS ACCEPTANCE CORPORATION

                                MEDIUM-TERM NOTES
                DUE FROM 9 MONTHS TO 30 YEARS FROM DATE OF ISSUE

        General Motors Acceptance Corporation may offer at various times up to U.S. $15,000,000,000 of its medium-term notes or the equivalent amount in one or more foreign or composite currencies. The following terms may apply to the notes. We will provide the final terms for each note in a pricing supplement.

o   The notes will mature in 9 months to 30 years.

o The notes may be subject to redemption or repayment at our option or the option of the holder.

o The notes will be denominated in U.S. dollars unless otherwise specified by us in the applicable pricing supplement.

o The notes will bear interest at either a fixed or floating rate. The floating interest rate formula may be based on:

               o  CD Rate                   o   Treasury Rate

               o  Commercial Paper Rate     o   Prime Rate

               o  Federal Funds Rate        o   CMT Rate

               o  LIBOR                     o   A  basis, index or formula
                                                specified in the applicable
                                                pricing supplement

o   The notes will be in certificated or book-entry form.

o Interest will be paid on fixed rate notes on April 1 and October 1 of each year, or on each October 1, as selected by you, or as otherwise specified in the applicable pricing supplement.

o Interest will be paid on floating rate notes on dates specified in the applicable pricing supplement.

o The notes will have minimum denominations of $1,000 increased in multiples of $1,000 or other specified denominations and multiples for a foreign or composite currency as specified in the applicable pricing supplement.

                      INVESTING IN THE NOTES INVOLVES RISK.
                          SEE "RISK FACTORS" ON PAGE 2.

        We may sell the notes to the agents as principals for resale at varying or fixed offering prices or through the agents as agents using their reasonable best efforts on our behalf. We will sell the notes to the public at 100% of the principal amount unless otherwise specified in the applicable pricing supplement. We will pay commissions to agents, unless otherwise specified in the applicable pricing supplement, ranging from .05% to .60% of the principal amount of each note sold through each agent, depending on the stated maturity of the note. If we sell all the notes, we will receive between $14,910,000,000 and $14,992,500,000 of the proceeds from the sale after paying the agents discounts and concessions of between $7,500,000 and $90,000,000 and before deducting expenses payable by us, including reimbursement of a portion of the agents' expenses. We may also sell the notes without the assistance of the agents.

                                  ------------

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  ------------

        Merrill Lynch & Co.
             Salomon Smith Barney
                 Morgan Stanley Dean Witter
                       Lehman Brothers
                             J.P. Morgan & Co.
                                 Bear, Stearns & Co. Inc.
                                       Warburg Dillon Read LLC
                                             Banc of America Securities LLC
                                                   Chase Securities Inc.



                THE DATE OF THIS PROSPECTUS IS FEBRUARY 25, 2000.

        You should rely only on the information contained in or incorporated by reference in this prospectus or any accompanying pricing supplement. We have not authorized anyone to provide you with different information or to make any additional representations. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                 ---------------


                                TABLE OF CONTENTS

                                                                         PAGE

Risk Factors............................................................   2
Available Information...................................................   4
Incorporation of Certain Documents by Reference.........................   4
Description of General Motors Acceptance Corporation....................   5
Principal Executive Offices.............................................   5
Ratio of Earnings to Fixed Charges......................................   5
Use of Proceeds.........................................................   6
Description of Notes....................................................   6
Important Currency Exchange Information.................................  32
United States Federal Taxation..........................................  32
Certain Covenants as to Liens...........................................  38
Modification of the Indenture...........................................  38
Events of Default.......................................................  39
Concerning the Trustee..................................................  39
Concerning the Paying Agents............................................  39
Plan of Distribution....................................................  40
Legal Opinions..........................................................  41
Experts.................................................................  41

                                ----------------


        Unless the context indicates otherwise, the words "GMAC", "we", "our", "ours" and "us" refer to General Motors Acceptance Corporation.

PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED IN THIS PROSPECTUS, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SHORT-COVERING TRANSACTIONS AND PENALTY BIDS. THESE TRANSACTIONS IF COMMENCED MAY BE DISCONTINUED AT ANY TIME.

                                  RISK FACTORS

 ........Your  investment in the notes includes risks. In consultation  with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components and/or financial matters.

INVESTING IN INDEXED NOTES INVOLVES ADDITIONAL RISK

 ........An  investment in indexed notes entails  significant  risks that are not associated with an investment in a conventional fixed-rate or floating rate debt security. Indexation of the interest rate of a note may result in an interest rate that is less than the rate payable on a conventional fixed-rate debt security issued at the same time, including the possibility that no interest will be paid. Indexation of the principal of and/or premium on a note may result in an amount of principal and/or premium payable that is less than the original purchase price of the note, including the possibility that no principal will be paid.

 ........The  value of an index can depend on a number of  factors  over which we have no control, including economic, financial and political events. These factors are important in determining the existence, magnitude and longevity of the risks and their results. If the formula used to determine the amount of principal, premium and/or interest payable with respect to indexed notes contains a multiplier or leverage factor, the effect of any change in the index will be magnified. In recent years, values of indices and formulas have been volatile and you should be aware that volatility may occur in the future. Nonetheless, the historical experience of an index should not be taken as an indication of its future performance. You should consult your own financial and legal advisors as to the risks entailed by an investment in indexed notes and the suitability of the notes in light of your particular circumstances.

OUR ABILITY TO REDEEM THE NOTES MAY ADVERSELY AFFECT YOUR RETURN ON THE NOTES

 ........If  your notes are  redeemable  at our  option or  subject to  mandatory redemption, we may, in the case of optional redemption, or must, in the case of mandatory redemption, choose to redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you will not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as that of the notes.

OUR CREDIT RATINGS MAY NOT REFLECT ALL RISKS OF YOUR INVESTMENT IN THE NOTES

 ........Our  credit  ratings  are an  assessment  of  our  ability  to  pay  our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings may not reflect the potential impact of risks related to structure, market or other factors discussed in this prospectus on the value of your notes.

WE CANNOT ASSURE YOU THAT A MARKET WILL DEVELOP FOR YOUR NOTES OR WHAT THE MARKET PRICE WILL BE

 ........We  cannot assure you that a trading  market for your notes will develop or be maintained. Many factors independent of our creditworthiness affect the trading market. These factors include:

          o....complexity  and volatility of the index or formula  applicable to the notes,

          o method of calculating the principal, premium and interest in respect of the notes,

          o    time remaining to the maturity of the notes,

          o    outstanding amount of the notes,

          o    redemption features of the notes,

          o amount of other debt securities linked to the index or formula applicable to the notes, and

          o    level,   direction  and  volatility  of  market   interest  rates
               generally.

        Also, because we have designed some notes for specific investment objectives or strategies, these notes have a more limited trading market and experience more price volatility. You should be aware that there may be few investors willing to buy when you decide to sell your notes. This limited market may affect the price you receive for your notes or your ability to sell your notes. You should not purchase notes unless you understand, and know you can bear, the investment risks.

INVESTING IN NOTES DENOMINATED IN A NON-U.S. CURRENCY WILL EXPOSE YOU TO EXCHANGE CONTROLS RISK

        If you invest in a note denominated in a currency other than U.S. dollars, there will be significant risks. These risks include the possibility of significant changes in the exchange rate between the U.S. dollar and each other currency and the imposition or modification of foreign exchange controls by either the United States or foreign governments. We have no control over the factors that generally affect these risks, such as economic, financial and political events and the supply and demand for the currencies. Also, if payments on notes denominated in a foreign currency are determined by a formula containing a multiplier or leverage factors, the effect of any change in the exchange rates between the currencies will be magnified. In recent years, exchange rates between the U.S. dollar and certain currencies have been highly volatile, and you should be aware that volatility may occur in the future. Fluctuations in any exchange rate that have occurred in the past, however, do not necessarily indicate fluctuations that may occur during the term of the notes. Depreciation of the specified currency for a note against the U.S. dollar would result in a decrease in the yield of your foreign currency notes on a U.S. dollar basis below its coupon rate and, in certain circumstances, could result in a loss to you on a U.S. dollar basis.

        Governmental exchange controls could affect exchange rates and the availability of the specified currency on a required payment date. Even if there are no exchange controls, it is possible that the specified payment currency will not be available on a required payment date due to circumstances beyond our control. In such cases, we will be allowed to satisfy our obligations in U.S. dollars.

        Any pricing supplement relating to notes having a specified currency other than U.S. dollars will contain information about historical exchange rates for that currency against the U.S. dollar or other relevant currency and any relevant exchange controls. We will furnish information concerning exchange rates as a matter of information only, and you should not regard this information as indicative of the range of, or trends in, future fluctuations in currency exchange rates.

        THE INFORMATION IN THIS PROSPECTUS IS DIRECTED TO YOU IF YOU ARE A RESIDENT OF THE UNITED STATES. WE DO NOT CLAIM ANY RESPONSIBILITY TO ADVISE YOU IF YOU ARE A RESIDENT OF A COUNTRY OTHER THAN THE UNITED STATES WITH RESPECT TO ANY MATTERS THAT MAY AFFECT THE PURCHASE, SALE, HOLDING OR RECEIPT OF PAYMENTS OF PRINCIPAL OF, PREMIUM, IF ANY, AND INTEREST, IF ANY, ON, THE NOTES. IF YOU ARE NOT A RESIDENT OF THE UNITED STATES, YOU SHOULD CONSULT YOUR OWN LEGAL AND FINANCIAL ADVISORS WITH REGARD TO THESE MATTERS.

YOU MAY SUFFER LOSSES RELATED TO JUDGMENTS ENTERED IN A NON-U.S. CURRENCY

        The notes will be governed by and construed in accordance with the laws of the State of New York. New York courts customarily enter judgments or decrees for money damages in the foreign currency in which notes are denominated. These amounts are then converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. Courts in the United States outside New York customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.

                              AVAILABLE INFORMATION

        We file annual, quarterly, and special reports and other information with the SEC. You may read and copy any reports or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also inspect our filings at the following Regional Offices of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048. You may also request copies of our documents upon payment of a duplicating fee, by writing to the SEC's Public Reference Room. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. SEC filings are also available to the public from commercial document retrieval services and over the Internet at http://www.sec.gov. Reports and other information concerning GMAC can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the notes. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Certain parts of the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information we file with them into this document, which means that we can disclose important information to you by referring you to those documents, including our annual, quarterly and current reports, that are considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

        This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about GMAC and its finances.

  SEC FILINGS (FILE NO. 1-3754)                PERIOD
  -----------------------------                ------
  Annual Report on Form 10-K        Year ended December 31, 1998
  Quarterly Report on Form 10-Q     Quarters ended March 31, 1999, June 30, 1999
                                    and September 30, 1999
  Current Reports on Form 8-K       Dated January 21, 1999
                                    Dated April 15, 1999
                                    Dated April 22, 1999
                                    Dated June 8, 1999
                                    Dated July 20, 1999
                                    Dated October 14, 1999
                                    Dated January 20, 2000

        You may request a copy of the documents incorporated by reference in this prospectus except exhibits to such prospectus, at no cost, by writing or telephoning the office of G.E. Gross, Comptroller, at the following address and telephone number:

                             General Motors Acceptance Corporation
                             3044 West Grand Boulevard
                             Mail code 482-1x1-103
                             Detroit, Michigan 48202
                             Tel: (313) 556-1240

              DESCRIPTION OF GENERAL MOTORS ACCEPTANCE CORPORATION

        We are a wholly-owned subsidiary of General Motors Corporation and were incorporated in 1997 under the Delaware General Corporation Law. On January 1, 1998, we merged with our predecessor which was originally incorporated in 1919 under the New York Banking Law relating to investment companies and assumed all of our predecessor's assets, liabilities and obligations. We operate directly as well as through subsidiaries and associated companies in which we have equity investments, and we offer a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. We also offer financial services to other automobile dealerships and to the customers of those dealerships. Other financial services we offer include insurance and mortgage banking.

Our principal business is:

          o    to  finance   acquisitions   of  various   new   automotive   and
               nonautomotive products manufactured by General Motors Corporation for resale by franchised General Motors dealers;

          o to acquire from these dealers, either directly or indirectly, installment obligations covering retail sales and leases of new General Motors products as well as used units of any make;

          o    to finance new products of other manufacturers; and

          o    to lease motor vehicles and capital equipment.

        The automotive financing industry is highly competitive. We principally compete with affiliated finance subsidiaries of other major manufacturers as well as banks, commercial finance companies, savings and loan associations and credit unions. Our business is influenced by our ability to offer competitive financing rates which is directly affected by our access to capital markets.

                           PRINCIPAL EXECUTIVE OFFICES

        Our  principal   executive  offices  are  located  at  3044  West  Grand
Boulevard, Detroit, Michigan 48202 and our telephone number is 313-556-5000.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                   YEARS ENDED
                                   DECEMBER 31,

                1998       1997       1996       1995       1994
                ----       ----       ----       ----       ----
                1.33       1.42       1.41       1.36       1.33

        We compute the ratio of earnings to fixed charges by dividing earnings before income taxes and fixed charges by the fixed charges. This ratio includes our consolidated earnings and fixed charges. Fixed charges consist of interest and discount and the portion of rentals for real and personal properties in an amount we deem to be representative of the interest factor.

                                 USE OF PROCEEDS

        We will add the net proceeds from the sale of the notes to our general funds and they will be available for the purchase of receivables, the making of loans or the repayment of debt. We may initially use the proceeds to reduce short-term borrowings or invest in short-term securities.

                              DESCRIPTION OF NOTES

        The terms and conditions in this prospectus will apply to each note unless otherwise specified in the applicable pricing supplement and in the note. It is important for you to consider the information contained in this prospectus and the pricing supplement in making your investment decision.

        This section describes some technical concepts, and we occasionally use defined terms. You will find an alphabetized glossary beginning on page 9 of this prospectus that defines all of the capitalized terms used in this section that are not defined in this section.

GENERAL TERMS OF THE NOTES

CURRENCIES

        Unless otherwise indicated in the applicable pricing supplement, the notes will be denominated in U.S. dollars, and payment of principal of, premium, if any, and interest, if any, on the notes will be made in U.S. dollars. If any note is not to be denominated in U.S. dollars, the currency in which a note is denominated (or the currency which is then legal tender in the country issuing that currency) is referred to as the "Specified Currency." If the currency or currencies in which the principal, premium, if any, and interest, if any, with respect to the note are to be paid, is different than the currency in which the note is denominated, this information and any other terms relating to the non-U.S. dollar denomination, including historical exchange rates for the Specified Currency as against the U.S. dollar and any exchange controls or other foreign currency risks relating to the Specified Currency, will be indicated in the applicable pricing supplement. See "Risk Factors-Investing in Notes Denominated in a Non-U.S. Currency Will Expose You to Exchange Controls Risk" and "Risk Factors-You May Suffer Losses Related to Judgments Entered in a Non-U.S. Currency." References in this prospectus to "U.S. dollars" and "$" are to the currency of the United States of America.

AMOUNT

        The notes will be limited to U.S.$15,000,000,000 aggregate initial offering price, or its equivalent in one or more Specified Currencies. The U.S. dollar equivalent of notes denominated in a Specified Currency, excluding notes denominated in U.S. dollars will be determined on the Business Day prior to the date of our acceptance of a purchase of notes and will be determined on the basis of the Market Exchange Rate (as defined below) for such Specified Currency.

INDENTURE

        We will issue the notes under an Indenture dated as of December 1, 1993, as amended by a First Supplemental Indenture dated as of January 1, 1998 (together, the "Indenture") between us and Citibank, N.A., as Trustee. The Indenture does not limit the amount of additional unsecured indebtedness ranking equally and ratably with the notes that we may incur. We may, from time to time, without the consent of the holders of the notes, provide for the issuance of notes under the Indenture in addition to the U.S.$15,000,000,000 aggregate initial offering price of the notes offered in this prospectus. The statements in this prospectus concerning the notes and the Indenture are not complete and you should refer to the provisions in the Indenture which are controlling. Provisions and defined terms in the Indenture are incorporated by reference in this prospectus as a part of the statements we are making, and these statements are qualified in their entirety by these references.

RANKING

        The notes will constitute unsecured and unsubordinated indebtedness of GMAC and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of GMAC (other than obligations preferred by mandatory provisions of law).

MATURITY

     The notes we offer from time to time will mature on any day, nine months to thirty years from the Issue Date (as defined below), as selected by you and agreed to by us. The principal amount of the notes will be payable at Maturity (as defined below) at the Corporate Trust Office of Citibank, N.A., Corporate Trust Services, 111 Wall Street, 5th Floor, New York, New York 10043, or at such other place as we may designate.

INTEREST

        Each note will bear interest from the Issue Date at either:

          o a fixed rate ("Fixed Rate Notes"), which may be zero in the case of a note issued at an Issue Price (as defined below)
               representing a substantial discount from the principal amount payable upon the Maturity Date (a "Zero-Coupon Note"), or

          o a floating rate or rates determined by reference to one or more Base Rates (as defined below), which may be adjusted by a Spread and/or Spread Multiplier (each as defined below) ("Floating Rate Notes").

Interest rates offered by us with respect to the notes may differ depending upon, among other things, the aggregate principal amount of the notes purchased in any single transaction.

BOOK ENTRY, DELIVERY AND FORM OF THE NOTES

        We will issue each note in fully registered form without coupons, and each note will be represented by a global note registered in the name of a nominee of the depositary. Except as set forth in this prospectus, notes will be issuable only in global form. See "Description of Notes-Book-Entry; Delivery and Form." All notes issued on the same day and having the same terms, including, but not limited to, the same:

          o    designation,

          o    currency,

          o    Interest Payment Dates,

          o    rate of interest,

          o    Maturity Date, and

          o    redemption or repayment provisions,

may be represented by a single note. Your beneficial interest in a note will be shown on, and transfers of the note will be effected only through, records maintained by the depositary or its participants. Payments of principal of, premium, if any, and interest, if any, on notes represented by a global note will be made by us or our paying agent to The depositary or its nominee. Unless otherwise specified in the applicable pricing supplement, The Depository Trust Company ("DTC") will be the depositary. See "Description of Notes-Book-Entry; Delivery and Form."

AMORTIZING NOTES

        We may from time to time offer notes ("Amortizing Notes") with the amount of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount. Further information about Amortizing Notes will be specified in the applicable pricing supplement, including a table setting forth repayment information for the Amortizing Notes.

DENOMINATIONS

     Unless otherwise specified in the applicable pricing supplement, the authorized denominations of U.S. dollar denominated notes will be U.S.$1,000 and integral multiples of U.S.$1,000 for an amount in excess of U.S. $1,000. The authorized denominations of notes denominated in a Specified Currency other than U.S. dollars will be set forth in the applicable pricing supplement.

REDEMPTION

        Unless otherwise specified in the applicable pricing supplement, the notes may not be redeemed by us, or repaid at your option, or both, prior to their Maturity Date (as defined below). Unless otherwise specified in the applicable pricing supplement, the notes, other than Amortizing Notes, will not be subject to any sinking fund. See "Description of Notes-Redemption and Repayment."

        Unless otherwise specified in the applicable pricing supplement, the amount of any Original Issue Discount Note (as such term is defined in "Description of Notes-Original Issue Discount Notes") payable upon redemption by us, repayment at your option or acceleration of Maturity, in lieu of the stated principal amount due at the Maturity Date, will be the Amortized Face Amount of the Original Issue Discount Note as of the date of the redemption, repayment or acceleration. To determine if holders of the requisite amount of outstanding notes under the Indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of any Original Issue Discount Note will be the Amortized Face Amount.

        The "Amortized Face Amount" of an Original Issue Discount Note is the amount equal to (a) the Issue Price of an Original Issue Discount Note set forth in the applicable pricing supplement plus (b) the portion of the difference between the Issue Price and the principal amount of the Original Issue Discount Note that has accrued at the yield to maturity set forth in the pricing supplement (computed in accordance with generally accepted United States bond yield computation principles) at the date the Amortized Face Amount is calculated, but in no event will the Amortized Face Amount of the Original Issue Discount Note exceed its stated principal amount. See also "United States Federal Taxation-Tax Consequences to U.S. Holders-Original Issue Discount Notes."

PRICING SUPPLEMENT

        Unless otherwise specified in this prospectus, the pricing supplement relating to each note or notes will describe the following terms:

          o    the Specified Currency;

          o whether the note is a Fixed Rate Note, a Floating Rate Note, an Amortizing Note, a Zero-Coupon Note or other Original Issue Discount Note;

          o    whether  the note is a  Currency  Indexed  Note or other  Indexed
               Note;

          o the price at which the note will be issued to the public (the "Issue Price");

          o the date on which the note will be issued to the public (the "Issue Date");

          o    the Maturity Date of the note;

          o if the note is a Fixed Rate Note, the rate per annum at which the note will bear interest, if any (the "Interest Rate");

          o if the note is a Floating Rate Note, the Base Rate or Rates, the Initial Interest Rate or formula for determining the Initial Interest Rate, the Interest Reset Period, the Interest Reset Dates, the Interest Payment Period, the Interest Payment Dates, the Index Maturity, the Maximum Interest Rate and the Minimum Interest Rate, if any, and the Spread and/or Spread Multiplier, if any (all as defined in the prospectus ), and any other terms relating to the method of calculating the Interest Rate for the note;

          o if the note is an Amortizing Note, whether payments of principal and interest will be made quarterly or semiannually, and the redemption or repayment information;

          o whether the interest rate on such note may be reset upon the occurrence of certain events or at our option;

          o whether the note may be redeemed at our option, or repaid at your option, prior to its Maturity Date, and if so, the terms of the redemption or repayment;

          o special United States Federal income tax consequences of the purchase, ownership and disposition of the notes, if any; and

          o any other terms of the note that do not conflict with the provisions of the Indenture.

GLOSSARY

        You should refer to the Indenture and the form of notes filed as exhibits to the registration statement to which this prospectus relates for the full definition of terms used in this prospectus and those capitalized terms which are undefined in this prospectus. We have set forth below a number of definitions of terms used in this prospectus with respect to the notes.

        "Business Day" with respect to any note means, unless otherwise specified in the applicable pricing supplement, any day, other than a Saturday or Sunday, that is:

          o not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York,

          o if the note is denominated in a Specified Currency other than U.S. dollars or Euro, not a day on which banking institutions are authorized or required by law, regulation or executive order to close in the Principal Financial Center of the country issuing the Specified Currency and is a day on which banking institutions in such Principal Financial Center are carrying out transactions in such Specified Currency,

          o    if  the  note  is  denominated  in  Euro,  a  day  on  which  the
               Trans-European   Automated  Real-Time  Gross  Settlement  Express
               Transfer ("TARGET") System is open, and

          o with respect to London Inter Bank Offer Rate Notes ("LIBOR Notes"), is also a London Banking Day.

        "Interest Payment Date" with respect to any note means a date, other than at Maturity, on which, under the terms of such Note, regularly scheduled interest shall be payable.

        "London Banking Day" means any day on which dealings in deposits in the Indexed Currency are transacted in the London interbank market.

        "Maturity Date" with respect to any note means the date on which the note will mature, as specified on the note, and "Maturity" means the date on which the principal of a note or an installment of principal becomes due and payable in full in accordance with its terms and the terms of the Indenture, whether at its Maturity Date or by declaration of acceleration, call for redemption at our option, repayment at your option, or otherwise.

        "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency or (ii) the capital city of the country to which the Indexed Currency relates, as applicable, except, in the case of (i) or (ii) above, that with respect to United States dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Portuguese escudos, Italian lire, and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney and (solely in the case of the Specified Currency) Melbourne, Toronto, Frankfurt, Amsterdam, Lisbon (solely in the case of the Indexed Currency), Milan, and Zurich, respectively.

        "Regular Record Date" with respect to:

          o any Interest Payment Date for Fixed Rate Notes means, unless otherwise specified in the applicable pricing supplement, whether or not a Business Day, the fifteenth day of the calendar month preceding the Interest Payment Date unless the Interest Payment Date falls on the 16th through the 31st day of the calendar month in which case the Regular Record Date shall be the last day of the calendar month preceding that interest payment date; and

          o any Interest Payment Date for notes other than Fixed Rate Notes means, unless otherwise specified in the applicable pricing supplement, the date, whether or not a Business Day, 15 calendar days prior to the Interest Payment Date.

BOOK-ENTRY; DELIVERY AND FORM

GLOBAL NOTES

        Upon issue, all Fixed Rate Notes having the same Issue Date, interest rate, if any, amortization schedule, if any, Maturity Date and other terms, if any, will be represented by one or more fully registered global notes (the "Global Notes") and all Floating Rate Notes having the same Issue Date, Initial Interest Rate, Base Rate, Interest Period, Interest Payment Dates, Index Maturity, Spread and/or Spread Multiplier, if any, Minimum Interest Rate, if any, Maximum Interest Rate, if any, Maturity Date and other terms, if any, will be represented by one or more Global Notes; provided, that no single Global Note will exceed U.S.$400,000,000. Each Global Note will be deposited with, or on behalf of, the depositary and registered in the name of the depositary or its nominee.

THE DEPOSITARY

        Unless otherwise specified in the applicable pricing supplement, the DTC will be the initial depositary with respect to the notes. DTC has advised us and the agents that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.

        DTC's participants include securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and certain other organizations, some of whom, and/or their representatives, own DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants. The rules applicable to DTC and its participants are on file with the SEC.

OWNERSHIP OF GLOBAL NOTES

        When we issue the notes represented by a Global Note, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the principal amounts of the notes represented by the Global Note beneficially owned by such participants. The accounts to be credited will be designated by the agents of those notes, or by us, if the notes are offered and sold directly by us. Ownership of beneficial interests in a Global Note will be limited to participants or persons that hold interests through participants. Ownership of beneficial interests in notes represented by a Global Note or Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary, or by participants in the depositary or persons that may hold interests through participants. The laws of some states require that purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a Global Note.

        So long as the depositary for a Global Note or its nominee is the registered owner of the Global Note, the depositary or its nominee, will be considered the sole owner or holder of the notes represented by a Global Note for all purposes under the Indenture. Except as provided below, you, as the owner of beneficial interests in notes represented by a Global Note or Global Notes (a) will not be entitled to register the notes represented by a Global Note registered in your name, (b) will not receive or be entitled to receive physical delivery of notes in definitive form and (c) will not be considered the owners or holders of the notes under the Indenture.

        Accordingly, you must rely on the procedures of the depositary or on the procedures of the participant through which you own your interest, to exercise any rights of a holder under the Indenture or a Global Note. We understand that under existing policy of the depositary and industry practices, if (a) we request any action of holders, or (b) you desire to give notice or take action which a holder is entitled under the Indenture or a Global Note, the depositary would authorize the participants holding the beneficial interests to give the notice or take the action.

        If you are a beneficial owner that is not a participant, you must rely on the contractual arrangements you have directly, or indirectly through your financial intermediary, with a participant to give notice or take action.

PAYMENTS

        We will make payments of principal of, premium, if any, and interest, if any, on the notes represented by a Global Note through the Trustee to the depositary or its nominee, as the registered owner of a Global Note. Neither we, the Trustee, any Paying Agent nor any other of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. We expect that the depositary, upon receipt of any payments, will immediately credit the accounts of the related participants with payments in amounts proportionate to their beneficial interest in such Global Note. We also expect that payments by participants to owners of beneficial interests in a Global Note will be governed by standing customer instructions and customary practices and will be the responsibility of the participants.

CERTIFICATED NOTES

        If DTC or any other designated replacement depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue certificated notes in exchange for all the Global Notes. Also, we may at any time and in our sole discretion determine not to have the notes represented by the Global Note and, in such event, will issue certificated notes in exchange for all the Global Notes. In either instance, you, as an owner of a beneficial interest in a Global Note, will be entitled to have certificated notes equal in principal amount to such beneficial interest registered in your name and will be entitled to physical delivery of the certificated notes. The certificated notes will be registered in the name or names as the depositary shall instruct the Trustee. These instructions may be based upon directions received by the depositary from participants with respect to beneficial interests in such Global Notes. These certificated notes will be issued in denominations of U.S.$1,000 or more, in multiples of U.S.$1,000, and will be issued in registered form only, without coupons. No service charge will be made for any transfer or exchange of certificated notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge. (See section
2.07 of the Indenture.)

PAYMENT CURRENCY

U.S. DOLLARS

        Unless otherwise specified in the applicable pricing supplement, and except as otherwise described in this prospectus with respect to Currency Indexed Notes, we will pay principal, premium, if any, and interest, if any, in U.S. dollars, even if a note is denominated in a Specified Currency other than U.S. dollars. You may elect to receive all payments in the Specified Currency (subject to those conditions described in "Risk Factors-Investing in Notes Denominated in a Non-U.S. Currency Will Expose You to Exchange Controls Risk") by delivering a written request to our paying agent (the "Paying Agent") in The City of New York. The Paying Agent must receive your election on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity, and no election or change of election may be made with respect to payments on any note if:

          o    an Event of Default has occurred,

          o    we have exercised any of our discharge or defeasance options, or

          o    we have given a notice of redemption.

Your election will remain in effect unless and until you change it by sending written notice to the Paying Agent, but the Paying Agent must receive your notice on or prior to the applicable Regular Record Date or at least 15 calendar days prior to Maturity.

PAYING AGENT

        Until we repay the notes or provide for their repayment, we will, at all times, maintain a Paying Agent in The City of New York capable of performing the duties described in this prospectus. We have initially appointed Citibank, N.A., New York, New York as Paying Agent under the Indenture. We will notify you of any change in the Paying Agent or its address. Except as may otherwise be provided in a pricing supplement with respect to Foreign Currency Notes, we will bear all currency exchange costs unless you have made the election referred to above. If you have made the above election, you will bear the currency exchange costs related to your note, which costs will be deducted from the payments due you.

DETERMINATION OF U.S. DOLLAR AMOUNTS

        Unless otherwise specified in the applicable pricing supplement, in the case of a note denominated in a Specified Currency other than U.S. dollars, the amount of U.S. dollar payments with respect to the note will be determined by us or our agent as specified in the applicable pricing supplement (the "Exchange Rate Agent"). The amount of this payment will be based on the indicative quotation in The City of New York selected by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date that yields the largest number of U.S. dollars upon conversion of the Specified Currency. Unless otherwise specified in the applicable pricing supplement, the selection shall be made in the following order:

          o first, from among the quotations appearing on the bank composite or multi- contributor pages of the Reuters Monitor Foreign Exchange Service;

          o second, from the Bridge Telerate, Inc.(or successor) Monitor Foreign Exchange Service; or

          o third, from the quotations received by the Exchange Rate Agent from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by us (one of which may be the Exchange Rate Agent) (the "Exchange Rate") for the purchase by the quoting dealer, for settlement on the payment date, of the Specified Currency for U.S. dollars.

        If none of these bid quotations are available, we will make payments in the Specified Currency unless the Specified Currency is unavailable due to exchange controls or other circumstances beyond our control or is no longer used by the issuing government or by the international banking community. In this case, we will make payments in U.S. dollars on the basis of the noon buying rate in The City of New York for cable transfers in the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") for the Specified Currency on the second Business Day prior to the payment date, or on another basis as specified in the applicable pricing supplement.

     In the event the Market Exchange Rate is not available, we will be entitled to make payments in U.S. dollars:

          o if the Specified Currency is not a composite currency, on the basis of the most recently available Market Exchange Rate for the Specified Currency, or

          o if the Specified Currency is a composite currency, in an amount determined by the Exchange Rate Agent to be the sum of the number of units of each component currency of the composite currency, as of the most recent date on which the composite currency was used, multiplied by the Market Exchange Rate for the component currency on the second Business Day prior to the payment date (or if the Market Exchange Rate is not then available, by the most recently available Market Exchange Rate for the component currency, or as specified in the applicable pricing supplement).

Any payment made under these circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

        Unless otherwise specified in the applicable pricing supplement, if you have elected to receive payments of principal of, premium, if any, and interest, if any, on a note in a foreign currency as described above, and the foreign currency is unavailable as of the due date for payment because of the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the issuing government or by the international banking community, then we may make all payments in U.S. dollars until the foreign currency is available or is used. The Exchange Rate Agent will determine the rate at which the amount payable on any date in the foreign currency will be converted into U.S. dollars, based on the most recently available Market Exchange Rate or as specified in the applicable pricing supplement.

        If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component will be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components will be replaced by an amount in the single currency equal to the sum of the amounts of the consolidated component currencies expressed in the single currency. If any component currency is divided into two or more currencies, the amount of that currency as a component will be replaced by the amounts of the two or more currencies with an aggregate value on the date of division equal to the amount of the former component currency immediately before the division.

        All these determinations made by the Exchange Rate Agent are in its sole discretion, except that we must approve any determination made by an Exchange
Rate Agent that is not us, and, in the absence of manifest error, all determinations will be conclusive for all purposes and binding on holders of the notes.

NO CHANGE IN PAYMENT OBLIGATION

        In the event of an official redenomination of a Specified Currency (including, without limitation, a composite currency), our payment obligations will not change as a result of the redenomination. Except in the case of Currency Indexed Notes as described under "Description of Notes-Currency Indexed Notes-Payment of Principal and Interest," if any other formulae are provided for in the applicable pricing supplement, we will not adjust any amount payable under the notes as a result of:

          o any change in the value of a Specified Currency relative to any other currency due solely to fluctuations in exchange rates, or

          o any redenomination of any component currency of any composite currency (unless the composite currency is itself officially redenominated).

        Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa. In addition, banks do not generally offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, we will make payments on notes made in a Specified Currency other than U.S. dollars from a bank account located outside the United States, unless otherwise specified in the applicable pricing supplement.

INTEREST AND PAYMENTS OF PRINCIPAL AND INTEREST

        GENERAL

        Except as described below and unless otherwise specified in the applicable pricing supplement, we will pay interest on the notes and principal of Amortizing Notes, in each case other than payments made at Maturity, by mailing a check from a bank account located outside the United States if the check is payable in a currency other than U.S. dollars, to you at your address appearing on our security register on the applicable Regular Record Date. Unless otherwise specified in the applicable pricing supplement, in the case of a note issued between a Regular Record Date and the Related Interest Payment Date, we will pay your interest (and, in the case of an Amortizing Note, principal) on the note from the Issue Date to the Interest Payment Date on the Interest Payment Date following the succeeding Regular Record Date to you, as the registered holder as of the succeeding Regular Record Date. Notwithstanding the foregoing, if you are the holder of U.S.$10,000,000 or more in aggregate principal amount of notes of like tenor and term, or if you are the holder of the equivalent in a Specified Currency other than U.S. dollars, you will be entitled to receive interest, and principal payments in the case of Amortizing Notes, in immediately available funds, but only if the Paying Agent has received from you complete and appropriate instructions in writing on or prior to the applicable Regular Record Date.

        We will pay you, as the owner of a beneficial interest in a note, in accordance with the procedures of the depositary and the participant, in effect from time to time as described under "Description of Notes-Book-Entry; Delivery and Form." Simultaneously with your election to receive payments in a Specified Currency other than U.S. dollars (as provided above), you may, if so entitled as described above, elect to receive the payments in immediately available funds by providing complete and appropriate instructions to the Paying Agent. All payments to you in respect of principal of, premium, if any, and interest, if any, on the note will be made in immediately available funds to an account maintained by you with a bank located outside the United States or as otherwise provided in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, payments of principal, premium, if any, and interest, if any, at Maturity will be made by us to you in immediately available funds when you surrender the note at the office of the Paying Agent, provided that you present the note to the Paying Agent in time for the Paying Agent to make payments in funds in accordance with its normal procedures and payable to an account maintained by you with a bank located outside the United States if payable in a Specified Currency other than U.S. dollars. See "Important Currency Exchange Information." Unless otherwise specified in the applicable pricing supplement, the Paying Agent will pay principal, and premium, if any, and interest, if any, payable at Maturity of a note by wire transfer in immediately available funds to an account specified by the depositary. Unless otherwise specified in the applicable pricing supplement, payments of interest on a Note, and principal of Amortizing Notes in global form (in each case, other than at Maturity) will be made in same-day funds in accordance with existing arrangements between the Paying Agent and the depositary.

        We will pay any administrative costs imposed by banks for payments in immediately available funds, but you will bear any tax, assessment or governmental charge imposed upon payments, including, without limitation, any withholding tax.

        If a note, such as an Original Issue Discount Note, is considered issued with original issue discount, you must include the discount in income for United States Federal income tax purposes at a constant rate, prior to your receiving the cash attributable to that income. See "United States Federal Taxation-Tax Consequences to U.S. Holders-Original Issue Discount Notes." Unless otherwise specified in the applicable pricing supplement, if the principal of any Original Issue Discount Note is declared due and payable immediately as described under "Description of Debt Securities-Events of Default," the amount of principal due and payable is limited to the aggregate principal amount of the note multiplied by the sum (expressed as a percentage of the aggregate principal amount) of its Issue Price plus the original issue discount amortized using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration) from the Issue Date to the date of declaration. Special considerations applicable to the notes will be set forth in the applicable pricing supplement.

        The Interest Payment Dates for Fixed Rate Notes are described below under "Fixed Rate Notes," and the Interest Payment Dates for Floating Rate Notes are indicated in the applicable pricing supplement.

        FIXED RATE NOTES

INTEREST PERIODS

        Each Fixed Rate Note will bear interest from and including its Issue Date at the rate per annum set forth on the note and in the applicable pricing supplement until we pay or make available for payment the principal amount of the note in full, except as described below under "Description of Notes-Subsequent Interest Periods" and "Description of Notes-Extension of Maturity." Unless otherwise specified in the applicable pricing supplement, we will pay interest on each Fixed Rate Note (other than a Zero-Coupon Note or an Amortizing Note), either semiannually each April 1 and October 1, or annually each October 1, as selected by you, and at Maturity.

        When we pay interest on a Fixed Rate Note, we will include accrued interest from and including the Issue Date or from and including the last day for which interest has been paid (or provided for), to, but excluding, the Interest Payment Date or date of Maturity.

PAYMENT DATES

        Unless otherwise specified in the applicable pricing supplement, we will pay principal of and interest on each Amortizing Note, either quarterly each January 1, April 1, July 1 and October 1, or semiannually each April 1 and
October 1, as selected by you, and at Maturity. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the notes and then to the reduction of the unpaid principal amount of the notes. A table setting forth repayment information for each Amortizing Note will be set forth in the applicable pricing supplement.

        Any payment of principal, premium, if any, or interest required to be made on a Fixed Rate Note on a day which is not a Business Day does not have to be made on that day, but may be made on the next succeeding Business Day, and no additional interest will accrue as a result of the delayed payment. Unless otherwise specified in the applicable pricing supplement, any interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

INTEREST RATES

        We may change the interest rates that we offer on Fixed Rate Notes without notice from time to time, but no change will affect any Fixed Rate Notes already issued or for which we have accepted an offer to purchase.

        FLOATING RATE NOTES

INTEREST RATES

        Unless otherwise specified in the applicable pricing supplement, each Floating Rate Note will bear interest at a rate determined by:

          o an interest rate base (the "Base Rate"), which may be adjusted by a Spread and/or a Spread Multiplier (each as defined below), or

          o an interest rate determined by reference to two or more Base Rates, as adjusted by the applicable Spread and/or a Spread Multiplier (as specified in the applicable pricing supplement).

        The "Spread" is the number of basis points (one basis point equals one hundredth of a percentage point) to be added to or subtracted from the Base Rate applicable to the interest rate for the Floating Rate Note.

        The "Spread Multiplier" is the percentage of the Base Rate applicable to the Base Rate Note used to determine the interest rate on the Floating Rate Note. Each Floating Rate Note and the applicable pricing supplement will specify the Index Maturity and the Spread and/or Spread Multiplier, if any.

        The "Index Maturity" for any Floating Rate Note is the period to maturity of the instrument or obligation from which the Base Rate is calculated and will be specified in the applicable pricing supplement.

        We may change the Multiplier, Index Maturity and other variable terms of the Floating Rate Notes from time to time, but no change will affect any note already issued or for which we have accepted an offer to purchase.

        The applicable pricing supplement will designate one of the following Base Rates for each Floating Rate Note:

          o    the Certificate of Deposit Rate (a "CD Rate Note"),

          o    the Commercial Paper Rate (a "Commercial Paper Rate Note"),

          o    the Federal Funds Rate (a "Federal Funds Rate Note"),

          o    LIBOR (a "LIBOR Note"),

          o    the Prime Rate (a "Prime Rate Note"),

          o    the Treasury Rate (a "Treasury Rate Note"),

          o    the CMT Rate (a "CMT Rate Note") or

          o any other Base Rate or interest rate formula as is set forth in such pricing supplement and in such Floating Rate Note.

        As specified in the applicable pricing supplement, a Floating Rate Note may also have:

          o a ceiling on the interest rate during any Interest Period ("Maximum Interest Rate") and/or

          o a floor on the interest rate during any Interest Period ("Minimum Interest Rate").

In addition, the interest rate on a Floating Rate Note will not be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, for any loan in an amount less than U.S.$250,000 is 16% and for any loan equal to or greater than U.S.$250,000 and less than U.S.$2,500,000 is 25% per annum on a simple interest basis. These limits do not apply to loans of U.S.$2,500,000 or more.

INTEREST RESET DATES

        Each Floating Rate Note and the applicable pricing supplement will specify if the interest rate on the Floating Rate Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (each an "Interest Reset Period") and the date on which the interest rate will be reset (each an "Interest Reset Date"). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Date will be, in the case of Floating Rate Notes that reset:

          o    daily, on each Business Day;

          o weekly, on the Wednesday of each week; except in the case of Treasury Rate Notes, on the Tuesday of each week (except as provided below);

          o    monthly, on the third Wednesday of each month;

          o quarterly, on the third Wednesday of January, April, July and October;

          o semiannually, on the third Wednesday of the specified two months of each year; and

          o    annually, on the third Wednesday of the specified month.

The interest rate in effect from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate (as defined below).

        If any Interest Reset Date for any Floating Rate Note is not a Business Day, the Interest Reset Date will be postponed to the next succeeding Business Day. However, in the case of a LIBOR Note, if the next succeeding Business Day falls in the next succeeding calendar month, the Interest Reset Date will be the immediately preceding Business Day. The interest rate or the formula for establishing the interest rate effective for a Floating Rate Note from the Issue Date to the first Interest Reset Date (the "Initial Interest Rate") will be specified in the applicable pricing supplement.

INTEREST PAYMENT DATES

        Except as provided below, and unless otherwise specified in the applicable pricing supplement, we will pay interest:

          o in the case of Floating Rate Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of January, April, July and October, as specified in the applicable pricing supplement;

          o    in the case of  Floating  Rate  Notes with a  quarterly  Interest
               Reset Date, on the third Wednesday of January, April, July and October;

          o in the case of Floating Rate Notes with a semiannual Interest Reset Date, on the third Wednesday of the specified two months of each year;

          o in the case of Floating Rate Notes with an annual Interest Reset Date, on the third Wednesday of the specified month, and,

          o    in each case, at Maturity.

Subject to the last sentence of this paragraph, unless otherwise specified in the applicable pricing supplement, if an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Note falls on a day that is not a Business Day, the Interest Payment Date will be postponed to the next succeeding Business Day. In the case of LIBOR Notes, if the next succeeding Business Day falls in the next succeeding calendar month, the Interest Payment Date will be the immediately preceding Business Day. Any payment of principal, premium, if any, and interest, if any, required to be made on a Floating Rate Note at Maturity that is not a Business Day will be made on the next succeeding Business Day and no interest will accrue as a result of any delayed payment.

ACCRUED INTEREST

        Unless otherwise specified in the applicable pricing supplement, we will pay interest on each Interest Payment Date or at Maturity for Floating Rate Notes equal to the interest accrued from and including the Issue Date or from and including the last Interest Payment Date to which interest has been paid to, but excluding, the Interest Payment Date or date of Maturity (an "Interest Period").

        Unless otherwise specified in the applicable pricing supplement, with respect to a Floating Rate Note, accrued interest will be calculated by multiplying the principal amount of the Floating Rate Note by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor will be computed by adding the interest factors calculated for each day in the Interest Period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement, the interest factor for each day is computed by dividing the interest rate applicable on such day by 360, in the cases of CD Rate Notes, Commercial Paper Rate Notes, Federal Funds Rate Notes, Prime Rate Notes and LIBOR Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes. Except as set forth above, or in the applicable pricing supplement, the interest rate in effect on each day will be:

          o if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding this Interest Reset Date, or

          o if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the Interest Reset Date (or if none, the Initial Interest Rate).

ROUNDING

        Unless otherwise specified in the applicable pricing supplement, all interest rates on a Floating Rate Note will be expressed as a percentage rounded, if necessary, to the nearest one hundred-thousandth of a percent (.0000001), with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)). All U.S.
dollars amounts related to interest on Floating Rate Notes will be rounded to the nearest cent or, in the case of notes not denominated in U.S. dollars, the nearest unit (with one-half cent or unit being rounded upwards).

INTEREST DETERMINATION DATE

        Unless otherwise specified in the applicable pricing supplement, the "Interest Determination Date" pertaining to an Interest Reset Date for CD Rate Notes, CMT Rate Notes, Commercial Paper Rate Notes, Prime Rate Notes and Federal Funds Rate Notes will be the second Business Day preceding the Interest Reset Date; the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note will be the second London Banking Day preceding the Interest Reset Date; and the Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note will be the day of the week in which the Interest Reset Date falls on which direct obligations of the United States ("Treasury Bills") of the applicable Index Maturity (as specified on the face of such Treasury Rate
Note) are auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction falls on a day that is an Interest Reset Date, the Interest Reset Date will be the next following Business Day. Unless otherwise specified in the applicable pricing supplement, the Interest Determination Date pertaining to a note having an interest rate determined by reference to two or more Base Rates, will be the first Business Day at least two Business Days prior to the Interest Reset Date for the note.

        Unless otherwise specified in the applicable pricing supplement, the "Calculation Date," where applicable, pertaining to an Interest Determination Date will be the earlier of:

          o the tenth calendar day after the Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day, or

          o the Business Day preceding the applicable Interest Payment Date or the Maturity Date.

        The applicable pricing supplement shall specify a calculation agent (the "Calculation Agent"), which may be GMAC, with respect to any issue of Floating Rate Notes. Upon your request, the Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next Interest Reset Date with respect to your Floating Rate Note. If at any time the Trustee is not the Calculation Agent, we will notify the Trustee of each determination of the interest rate applicable to any Floating Rate Note.

        BASE RATES ON FLOATING RATE NOTES

        The interest rate in effect with respect to a Floating Rate Note from the Issue Date to the first Interest Reset Date will be the Initial Interest Rate which is specified in the applicable pricing supplement. The interest rate for each subsequent Interest Reset Date will be determined by the Calculation Agent as follows:

CD RATE NOTES

        CD Rate Notes will bear interest at the interest rates (calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the CD Rate Notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the "CD Rate" means, with respect to any Interest Determination Date, the rate on that date for negotiable certificates of deposit having the Index Maturity designated in the applicable pricing supplement as published in H.15(519) (as defined below), under the heading "CDs (secondary market)." If the rate is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date, the CD Rate will be the rate on the Interest Determination Date for negotiable certificates of deposit of the applicable Index Maturity specified in the applicable pricing supplement as published in
H.15 Daily Update (as defined below) or such other recognized electronic source displaying the rate, under the heading "CD (secondary market)."

        If the rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date, the CD Rate on the Interest Determination Date will be calculated by the Calculation Agent. The CD Rate will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent, after consultation with us, for negotiable certificates of deposit of major United States money center banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the applicable Index Maturity in a denomination of U.S.$5,000,000. If the dealers selected by the Calculation Agent are not quoting the secondary market offered rates, the rate of interest in effect for the applicable period will be the rate of interest in effect on such Interest Determination Date.

        "H.15 (519)" means the weekly statistical release designated as such, or any successor publication published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15(519) available through the World Wide Web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/release/h15/update, or any successor site or publication.

        You should be aware that CD Rate Notes, like other notes, are not deposit obligations of a bank and are not insured by the Federal Deposit Insurance Corporation.

COMMERCIAL PAPER RATE NOTES

        Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Commercial Paper Rate Notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the "Commercial Paper Rate" means, with respect to any Interest Determination Date, the Money Market Yield (as defined below) on the date of the rate for commercial paper having the Index Maturity specified in the applicable pricing supplement, as published in H.l5(519) under the heading "Commercial Paper-Nonfinancial." In the event that the rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield on the Interest Determination Date of the rate for commercial paper of the applicable Index Maturity as published in H.15 Daily Update, or another recognized electronic source displaying the rate, under the heading "Commercial Paper-Nonfinancial."

        If the rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date, then the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent, after consultation with us, for commercial paper of the applicable Index Maturity, placed for industrial issuers whose bond rating is "AA," or the equivalent, from a nationally recognized statistical rating agency. If the dealers selected by the Calculation Agent are not quoting the offered rates, the rate of interest for the applicable period will be the rate of interest in effect on the Interest Determination Date.

        "Money Market Yield" will be a yield calculated using the following formula:

               Money Market Yield =         D X 360       x     100
                                       -------------------
                                         360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Interest Period for which interest is being calculated.

FEDERAL FUNDS RATE NOTES

        Federal Funds Rate Notes will bear interest at the interest rates (calculated with reference to the Federal Funds Rate and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Federal Funds Rate Notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the "Federal Funds Rate" means, with respect to any Interest Determination Date, the rate on that date for Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)", as displayed on Bridge Telerate, Inc. (or any successor service) on page 120 (or any replacement page) ("Telerate Page 120"). If the rate does not appear on Telerate Page 120 or is not published by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date, the Federal Funds Rate will be the rate on the Interest Determination Date as published in H.15 Daily Update, or another recognized electronic source displaying the rate, under the heading "Federal Funds (Effective)."

        If the rate is not yet published in either H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date pertaining to the Interest Determination Date, then the Federal Funds Rate for the Interest Determination Date will be calculated by the Calculation Agent. The Federal Funds Rate will be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York selected by the Calculation Agent, after consultation with us, as of 9:00 a.m., New York City time, on the Interest Determination Date. If the brokers selected by the Calculation Agent are not quoting these rates, the rate of interest in effect for the applicable period will be the rate of interest in effect on the Interest Determination Date.

LIBOR NOTES

        LIBOR Notes will bear interest at the interest rate (calculated with reference to LIBOR and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the LIBOR Notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

          o With respect to an Interest Determination Date relating to a LIBOR Note or any Floating Rate Note for which the interest rate is determined with reference to LIBOR, LIBOR will be either (a) if "LIBOR Reuters" is specified in the applicable pricing supplement, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page provides only for a single rate, in which case a single rate shall be used) for deposits in the Index Currency having the Index Maturity designated in the applicable pricing supplement, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable pricing supplement as of 11:00 a.m. London time, on that Interest Determination Date, if at least two offered rates appear (unless only a single rate is required) on the Designated LIBOR Page, or (b) if "LIBOR Telerate" is specified in the applicable pricing supplement, the rate for deposits in the Index Currency having the Index Maturity designated in the applicable pricing supplement commencing on the second London Banking Day immediately following that Interest Determination Date that appears on the Designated LIBOR Page specified in the applicable pricing supplement as of 11:00 a.m. London time, on that Interest Determination Date. If fewer than two offered rates appear, or no rate appears, LIBOR will be determined as if the parties had specified the rate described in the immediately following clause.

          o With respect to an Interest Determination Date on which fewer than two offered rates appear, or no rate appears, on the applicable Designated LIBOR Page as specified in the immediately preceding clause, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, after consultation with us, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable pricing supplement, commencing on the second London Banking Day immediately following the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the Interest
               Determination Date and in a principal amount that is representative for a single transaction in the Index Currency in the market at such time. If at least two quotations are provided, LIBOR determined on such Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR determined on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable Principal Financial Center, on the Interest Determination Date by three major banks in the Principal Financial Center selected by the Calculation Agent, after consultation with us, for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable pricing supplement, commencing on the second London Banking Day immediately following the Interest Determination Date, and in a principal amount that is representative for a single transaction in the Index Currency in the market at such time. If the banks selected by the Calculation Agent are not quoting the necessary rates, LIBOR determined on the Interest Determination Date will be LIBOR in effect on the Interest Determination Date.

        "Index Currency" means the currency (including composite currencies) specified in the applicable pricing supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable pricing supplement, the Index Currency shall be U.S. dollars.

        "Designated LIBOR Page" means either:

          o if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service (or any successor service) for displaying the London interbank rates of major banks for the applicable Index Currency, or

          o if "LIBOR Telerate" is designated in the applicable pricing supplement, the display on Bridge Telerate, Inc. (or any successor service) for displaying the London interbank rates of major banks for the applicable Index Currency.

If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, page 3750) had been specified.

PRIME RATE NOTES

        Prime Rate Notes will bear interest at the rates, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Prime Rate Notes and any applicable pricing supplement.

"Prime Rate" means:

     o the rate on the applicable Interest Determination Date as published in H.15(519) under the heading "Bank Prime Loan", or

     o if the rate referred to in the first clause is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank Prime Loan", or

     o if the rate referred to in the second clause is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by at least four banks that appear on the Reuters Screen US PRIME 1 Page as the particular bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

     o if fewer than four rates described in the third clause by 3:00 P.M., New York City time, on the related calculation date as shown on
          Reuters Screen US PRIME 1, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the agent, in The City of New York selected by the calculation agent, or

     o if the banks selected by the calculation agent are not quoting as mentioned in the fourth clause, the rate in effect on the applicable Interest Determination Date.

"Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service or any successor service on the "US PRIME 1" Page or other page as may replace the US PRIME 1 Page on such service for the purpose of displaying prime rates or base lending rates of major United States banks.

TREASURY RATE NOTES

        Treasury Rate Notes will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread and/or the Spread Multiplier, if any, and subject to the Minimum Interest Rate and the Maximum Interest Rate, if any) specified in the Treasury Rate Notes and in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement, the "Treasury Rate" means, with respect to any Interest Determination Date, the rate for the auction held on the Interest Determination Date of direct obligations of the United States ("Treasury Bills") having the Index Maturity designated in the applicable pricing supplement, under the heading "Investment Rate" on the display on Bridge Telerate, Inc. (or any successor service) on Page 56 (or any replacement page) ("Telerate Page 56") or page 57 (or any replacement page) ("Telerate Page 57"). If the rate is not published by 3:00 p.m., New York City time on the Calculation Date pertaining to the Interest Determination Date, the rate will be the Bond Equivalent Yield (as defined below) of the rate for Treasury Bills as published in H.15 Daily Update, or another recognized electronic source displaying the rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High". If the rate is not published in H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related Calculation Date, the rate will be the Bond Equivalent Yield of the auction rate of the Treasury Bills as announced by the United States Department of the Treasury.

        In the event that the results of the auction of Treasury Bills having the applicable Index Maturity designated in the applicable pricing supplement are not announced by 3:00 p.m., New York City time, on the Calculation Date or if no auction is held on the Interest Determination Date, then the Treasury Rate will be the Bond Equivalent Yield of the rate on the Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified in the applicable pricing supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market". If the rate is not yet published in H.15(519)by 3:00 p.m., New York City time, on the related Calculation Date, the rate will be the rate on the Treasury Rate Interest Determination Date of the Treasury Bills as published in H.15 Daily Update, or another recognized electronics source displaying the rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market." If the rate is not yet published in H.15(519) H.15 Daily Update or another recognized electronic source, then the Treasury Rate will be calculated by the Calculation Agent and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, after consultation with us, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity designated in the applicable pricing supplement. If the dealers selected by the Calculation Agent are not quoting bid rates, the interest rate for the applicable period will be the interest rate in effect on such Interest Determination Date.

        "Bond Equivalent Yield" means a yield (expressed as a percentage) calculated using the following formula:

               Bond Equivalent Yield  =              D X N      x 100
                                               -----------------
                                                 360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable Interest Reset Period.

CMT RATE NOTES

        Unless otherwise specified in the applicable pricing supplement, "CMT Rate" means, with respect to any Interest Determination Date relating to a Floating Rate Note for which the interest rate is determined with reference to the CMT Rate (a "CMT Rate Interest Determination Date"), the rate displayed on the Designated CMT Telerate Page under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index for:

o if the Designated CMT Telerate Page is 7051, the rate on the CMT Rate Interest Determination Date, and

o if the Designated CMT Telerate Page is 7052, the weekly or monthly average as specified in the applicable pricing supplement for the week, or the month, ended immediately preceding the week or the month, in which the related CMT Rate Interest Determination Date occurs.

If this rate is no longer displayed on the relevant page or is not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate for the CMT Rate Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

        If the rate is no longer published or is not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be the treasury constant maturity rate for the Designated CMT Maturity Index, or other United States Treasury Rate for the Designated CMT Maturity Index, for the CMT Rate Interest Determination Date with respect to the Interest Reset Date as then published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If the information is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent. The rate will then be a yield to maturity, based on the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date reported by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York (which may include the agent or its affiliates) selected by the Calculation Agent (from an initial group of five Reference Dealers selected by the Calculation Agent after consultation with us, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than the Designated CMT Maturity Index minus one year.

        If the Calculation Agent is unable to obtain three Treasury Note quotations, the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent. The rate will then be a yield to maturity based on the arithmetic mean of the secondary market bid side prices as of approximately 3:30 p.m., New York City time, on the CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from an initial group of five Reference Dealers selected by the Calculation Agent, after consultation with us, and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the designated CMT Maturity Index and in an amount of at least $100 million. If three or four (and not five) of the Reference Dealers are quoting these rates, then the CMT Rate will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotes will be eliminated. If fewer than three Reference Dealers selected by the Calculation Agent are quoting these rates, the CMT Rate determined as of the CMT Rate Interest Determination Date will be the CMT Rate in effect on the CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity from five Reference Dealers.

        "Designated CMT Telerate Page" means the display on the Bridge Telerate, Inc. (or any successor service) on the page specified in the applicable pricing supplement (or any replacement page) for displaying Treasury Constant Maturities as reported in H.15(519), or if no page is specified in the applicable pricing supplement, page 7052.

        "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT Rate will be calculated.

ORIGINAL ISSUE DISCOUNT NOTES

        We may issue notes at a price less than the stated redemption price at maturity of the notes of an amount greater than a DE MINIMIS amount (0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, or, in the case of a note providing for payments prior to maturity of amounts other than qualified stated interest, the weighted average maturity). As a result, these notes will be treated as if they were issued with original issue discount for United States Federal income tax purposes ("Original Issue Discount Notes"). Original Issue Discount Notes may currently pay no interest or interest at a rate which is below market rates at the time of issuance. See "United States Federal Taxation-Tax Consequences to U.S. Holders-Original Issue Discount Notes." Additional considerations relating to Original Issue Discount Notes will be described in the applicable pricing supplement.

CURRENCY INDEXED NOTES

        We may from time to time offer notes where the principal amount payable at Maturity and/or the rate of interest on the notes is determined by reference to the rate of exchange between the currency or composite currency in which the notes ("Currency Indexed Notes") are denominated (the "Denominated Currency") and the currency or currencies or composite currency or composite currencies (the "Indexed Currency") specified or determined in the applicable pricing supplement.

        Unless otherwise specified in the applicable pricing supplement:

          o if you hold a Currency Indexed Note you will be entitled to receive a principal amount greater than the face amount of Currency Indexed Notes specified in the applicable pricing supplement (the "Face Amount") if, at Maturity, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is greater than the rate of the exchange designated as the Base Exchange Rate, expressed in units of the Indexed Currency per one unit of the Denominated Currency, in the applicable pricing supplement (the "Base Exchange Rate"), and

          o if you hold a Currency Indexed Note you will be entitled to receive a principal amount less than the Face Amount of those notes if, at Maturity, the rate at which the Denominated Currency can be exchanged for the Indexed Currency is less than the Base Exchange Rate, in each case determined as described below under "Currency Indexed Notes-Payment of Principal and Interest."

The applicable pricing supplement will set forth information about the historical value of the applicable Denominated Currency against the applicable Indexed Currency, any exchange controls applicable to the Denominated Currency or Indexed Currency and the tax consequences which you may encounter. You should be aware that historical information is not necessarily indicative of future performance. See "Risk Factors-Investing in Notes Denominated in a Non-U.S. Currency Will Expose You to Exchange Controls Risk" and "Risk Factors-Investing in Indexed Notes Involves Additional Risk."

PAYMENT OF PRINCIPAL AND INTEREST

INTEREST

        Unless otherwise specified in the applicable pricing supplement, we will pay interest in the Denominated Currency based on the Face Amount of the Currency Indexed Notes at the rate and times and in the manner set forth in this prospectus and in the applicable pricing supplement.

PRINCIPAL

        Unless otherwise specified in the applicable pricing supplement, we will pay principal of a Currency Indexed Note in the Denominated Currency at Maturity. The amount of principal will equal the Face Amount of the Currency Indexed Note, plus or minus an amount of the Denominated Currency determined by the Exchange Rate Agent specified in the applicable pricing supplement, which may be GMAC, by reference to the difference between the Base Exchange Rate and the rate at which the Denominated Currency can be exchanged for the Indexed Currency as determined on the second Exchange Rate day (the "Determination Date") prior to Maturity of the Currency Indexed Note by the Exchange Rate Agent. The rate of exchange will be based upon the arithmetic mean of the open market spot offer quotations for the Indexed Currency (spot bid quotations for the Denominated Currency) obtained by the Exchange Rate Agent from the Reference Dealers (as defined below) in The City of New York at 11:00 a.m., New York City time, on the Determination Date, for an amount of Indexed Currency equal to the aggregate Face Amount of the Currency Indexed Note multiplied by the Base Exchange Rate, with settlement at Maturity to be in the Denominated Currency.

        The "Spot Rate" is the rate of exchange as determined and expressed in units of the Indexed Currency per one unit of the Denominated Currency. If quotations from the Reference Dealers are not available on the Determination Date due to circumstances beyond our control or the control of the Exchange Rate Agent, the Spot Rate will be determined based on the most recently available quotations from the Reference Dealers.

        As used in this prospectus, the term "Reference Dealers" shall mean the three banks or firms specified in the applicable pricing supplement or, if any of them shall be unwilling or unable to provide the requested quotations, other major money center bank or banks in The City of New York selected by the Exchange Rate Agent, in consultation with us, to act as Reference Dealer or Dealers. In the absence of manifest error, the determination by the Exchange Rate Agent of the Spot Rate and the principal amount of Currency Indexed Notes payable at Maturity will be final and binding on us and on you if you hold Currency Indexed Notes.

        See "Description of Notes-Payment Currency" for a discussion of the procedures followed by the Exchange Rate Agent if the Denominated Currency of a Currency Indexed Note is unavailable for payment because of the imposition of exchange controls or other circumstances beyond our control or the Denominated Currency is no longer used as discussed in that section.

        The applicable pricing supplement will specify the formula to be used by the Exchange Rate Agent to determine the principal amount of a Currency Indexed Note payable at Maturity.

OTHER INDEXED NOTES AND TERMS APPLICABLE TO ALL INDEXED NOTES

        We may issue notes as indexed notes, other than Currency Indexed Notes, and the principal amount payable at Maturity and/or the interest on these notes, or both, may be determined by reference to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other methods or formulae ("Indexed Notes"). If you hold an Indexed Note you may receive a principal amount at Maturity that is greater than or less than the face amount of the notes depending upon the fluctuation of the relative value, rate or price of the specified index. The pricing supplement relating to the Indexed Note will describe the method for determining the amount of interest and principal payable at the Maturity Date, tax consequences of the purchase, ownership or disposition which you may encounter if you hold the notes, risks associated with an investment in the notes and other information relating to the notes. See "Risk Factors-Investing in Indexed Notes Involves Additional Risk."

        YOU SHOULD CONSULT WITH YOUR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CURRENCY INDEXED NOTES OR OTHER INDEXED NOTES. THIS INVESTMENT ENTAILS SIGNIFICANT RISKS THAT ARE NOT ASSOCIATED WITH A SIMILAR INVESTMENT IN A SECURITY OF WHICH THE PRINCIPAL AMOUNT PAYABLE AT MATURITY IS NOT DETERMINED BY CURRENCY EXCHANGE RATES OR SECURITIES OR
COMMODITIES EXCHANGE INDICES OR OTHER INDICES. THIS INVESTMENT IS NOT APPROPRIATE FOR YOU IF YOU ARE UNSOPHISTICATED WITH RESPECT TO THESE TRANSACTIONS.

        Unless otherwise specified in the applicable pricing supplement, (a) to determine if the requisite holders have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of Indexed Notes, including Currency Indexed Notes, will be the face amount of the notes, and (b) in the event of an acceleration of the Maturity Date of an Indexed Note, the principal amount payable to the holder of the note upon acceleration will be the same principal amount as would be paid at Maturity, if the date of acceleration were the Maturity Date.

SUBSEQUENT INTEREST PERIODS

        The pricing supplement relating to each note will indicate whether we have, in the case of a Fixed Rate Note, the option to reset the interest rate, or in the case of a Floating Rate Note, to reset the Spread and/or Spread Multiplier, and, if so, the date or dates on which we may reset the interest rate or the Spread and/or Spread Multiplier (each an "Optional Reset Date"). If we have this option, the following procedures will apply, unless modified in the applicable pricing supplement.

        We may exercise this option by notifying the Trustee 50 to 60 days prior to an Optional Reset Date. Not later than 40 days prior to the Optional Reset Date, the Trustee will mail to the holder of the note a notice (the "Reset Notice") setting forth:

          o our election to reset the interest rate, in the case of a Fixed Rate Note, or the Spread and/or Spread Multiplier, in the case of a Floating Rate Note,

          o    the new interest rate or new Spread and/or Spread Multiplier, and

          o the provisions, if any, for redemption or repayment during the period from the Optional Reset Date to the next Optional Reset Date or, if there is no next Optional Reset Date, to the Maturity Date of the note (each period being a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which redemption may occur during the Subsequent Interest Period.

When the Trustee transmits a Reset Notice to you, the new interest rate or new Spread and/or Spread Multiplier will take effect automatically, and, except as modified by the Reset Notice and as described in the next paragraph, the note will have the same terms as prior to the transmittal of the Reset Notice.

        Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a note, we may, at our option, revoke the new interest rate, or the Spread and/or Spread Multiplier provided for in the Reset Notice and establish a higher interest rate or a Spread and/or Spread Multiplier for the Subsequent Interest Period commencing on such Optional Reset Date, by causing the Trustee to transmit a notice of the higher interest rate or higher Spread and/or Spread Multiplier to you. This notice will be irrevocable. The notes for which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Reset Date and which you have not tendered for repayment (or have validly revoked any tender) pursuant to the next succeeding paragraph will bear the higher interest rate or higher Spread and/or Spread Multiplier for the Subsequent Interest Period.

        If we elect to reset the interest rate or the Spread and/or Spread Multiplier of a note, you will have the option to elect that we repay your note on any Optional Reset Date at a price equal to the aggregate principal amount of the note outstanding on the Optional Reset Date plus any accrued interest. In order for a note to be repaid on an Optional Reset Date, you must follow the procedures set forth below under "Redemption and Repayment" for optional repayment, except that the period for delivery of the note or notification to the Trustee will be between 25 and 35 days prior to the Optional Reset Date and except that if you have tendered a note for repayment pursuant to a Reset Notice, you may, by written notice to the Trustee, revoke your tender for repayment until the close of business on the tenth day prior to the Optional Reset Date.

EXTENSION OF MATURITY

        The pricing  supplement  relating to each note (other than an Amortizing
Note) will indicate if we have the option to extend the maturity of the note for one or more periods of one or more years (each an "Extension Period") up to the date (the "Final Maturity Date") set forth in the applicable pricing supplement. If we have this option with respect to any note (other than an Amortizing Note), the following procedures will apply, unless modified in the applicable pricing supplement, which will contain complete details of our option to extend the maturity of a note (other than an Amortizing Note).

        We may exercise our option by notifying the Trustee from 45 to 60 days prior to the Maturity Date originally in effect (the "Original Maturity Date") or, if the Maturity Date of the note has already been extended, prior to the Maturity Date then in effect (an "Extended Maturity Date"). No later than 40 days prior to the Original Maturity Date or an Extended Maturity Date (each, a "Maturity Date"), the Trustee will mail you a notice (the "Extension Notice") relating to the Extension Period, setting forth:

          o    our election to extend the Original Maturity Date,

          o    the new Maturity Date,

          o in the case of a Fixed Rate Note, the interest rate applicable to the Extension Period or, in the case of a Floating Rate Note, the Spread and/or Spread Multiplier applicable to the Extension Period, and

          o the provisions, if any, for redemption during the Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which redemption may occur during the Extension Period.

When the Trustee mails you an Extension Notice, the Original Maturity Date will be extended automatically; and except as modified by the Extension Notice and as described in the next paragraph, your note will have the same terms as prior to the mailing of the Extension Notice.

        Notwithstanding the foregoing, not later than 20 days prior to the Original Maturity Date for a note, at our option, we may, revoke the interest rate or the Spread and/or Spread Multiplier provided for in the Extension Notice and establish a higher interest rate or Spread and/or Spread Multiplier for the Extension Period, by mailing or causing the Trustee to transmit to you, notice of the higher interest rate or higher Spread and/or Spread Multiplier. This notice will be irrevocable. All notes whose Maturity Dates are extended and which you have not tendered for repayment (or have validly revoked any tender), pursuant to the next paragraph, will bear a higher interest rate or higher Spread and/or Spread Multiplier for the Extension Period.

        If we elect to extend the Maturity Date of a note, you may elect that we repay your note on the Original Maturity Date at a price equal to the principal amount plus any accrued interest. In order for a note to be repaid on the Original Maturity Date, you must follow the procedures under "Redemption and Repayment" for optional repayment, except that the period for delivery of the note or notification to the Trustee will be between 30 and 35 days prior to the Original Maturity Date and except that if you have tendered a note for repayment pursuant to an Extension Notice you may, by written notice to the Trustee, revoke your tender for repayment until the close of business on the tenth day prior to the Original Maturity Date.

REDEMPTION AND REPAYMENT

        Unless otherwise provided in the applicable pricing supplement, we may not redeem the notes prior to the Maturity Date and you may not request repayment of the notes prior to the Maturity Date. Unless otherwise specified in the applicable pricing supplement, the notes, except for Amortizing Notes, will not be subject to any sinking fund.

        If applicable, the pricing supplement relating to each note will indicate that:

        (a) unless otherwise specified in the pricing supplement, the note will be redeemable at our option or repayable at your option at a price equal to 100% of the principal amount of the note, together with accrued interest to the date of redemption or repayment, unless the note was issued with original issue discount, in which case the pricing supplement will specify the amount payable upon redemption or repayment, and

        (b) the note will be redeemable at our option or repayable at your option on a date or dates specified prior to its Maturity Date.

        We may redeem any of the notes that are redeemable and remain outstanding either in whole or from time to time in part, upon 30 to 60 days notice. Unless otherwise specified in the applicable pricing supplement, if less than all of the notes with like tenor and terms are to be redeemed, the Trustee will select the notes to be redeemed by the method the Trustee deems fair and appropriate.

        Unless otherwise specified in the applicable pricing supplement, in order for a note to be repaid at your option, we must receive the Global Note from the depositary with the form entitled "Option to Elect Repayment" duly completed between 30 and 45 days prior to the repayment date. Exercise of your repayment option is irrevocable, except as otherwise provided under "Description of Notes-Subsequent Interest Periods" and "Description of Notes-Extension of Maturity."

        With respect to the notes, the depositary's nominee is the holder of the notes and therefore will be the only entity that can exercise a right to repayment. See "Description of Notes-Book-Entry; Delivery and Form." In order to ensure that the depositary's nominee will timely exercise a right to repayment with respect to your beneficial interest in a note, you, as the beneficial owner of the interest, must instruct the broker or other direct or indirect participant through which you hold a beneficial interest in the note to notify the depositary of your desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers, and accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a note in order to ascertain the cut-off time by which you must give an instruction in order for timely notice to be delivered to the depositary. Conveyance of notices and other communications by the depositary to participants, by participants to indirect participants and by participants and indirect participants to you, as a beneficial owner of the notes will be governed by agreements among you and them, subject to any statutory or regulated requirements as may be in effect from time to time.

        If applicable, we will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with any repurchase.

        We may at any time purchase notes at any price or prices in the open market or otherwise. Notes purchased by us may, at our discretion, be held or resold or surrendered to the Trustee for cancellation.

OTHER/ADDITIONAL PROVISIONS; ADDENDUM

        We may modify or supplement any provision of the notes, including the specification and determination of one or more Interest Rate Bases, the calculation of the interest rate applicable to a Floating Rate Note, the Interest Payment Dates, the Maturity Date or any other term relating to the note as specified under "Other/Additional Provisions" on the face of the note or in an addendum relating to the note, if so specified on the face of the note. The provisions will be described in the applicable pricing supplement.

                     IMPORTANT CURRENCY EXCHANGE INFORMATION

        Unless otherwise set forth in the applicable pricing supplement, you are required to pay for the note in the Specified Currency in immediately available funds, and we will make payments of principal of, premium, if any, and interest, if any, on the note in the Specified Currency. Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies or currency units and vice versa, and few banks offer non-U.S. dollar checking or savings account facilities in the United States. Accordingly, unless otherwise specified in a pricing supplement or unless alternative arrangements are made, payments of principal of, premium, if any, and interest, if any, on notes in a Specified Currency other than U.S. dollars will be made to your bank account outside the United States. See "Risk Factors-Investing in Notes Denominated in a Non-U.S. Currency Will Expose You to Exchange Controls Risk" and "Risk Factors-You May Suffer Losses Related to Judgments Entered in a Non-U.S. Currency." However, if you request, the agent soliciting the offer to purchase will use reasonable efforts to arrange for the conversion of U.S. dollars into the Specified Currency to enable you to pay for the notes. Your request must be made on or before the third Business Day preceding the date of delivery of the notes or by another date as determined by the agent. Each conversion will be made by the relevant agent on the terms and subject to conditions, limitations and charges as the agent may from time to time establish in accordance with its regular foreign exchange practice. You will bear all costs of any exchange.

                         UNITED STATES FEDERAL TAXATION

GENERAL

     The following general summary describes the principal United States Federal income tax consequences of the ownership and disposition of the notes. This summary provides general information only. It is directed solely to you, as an original holder purchasing notes at the "issue price" (as defined below), and assumes you will hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It does not discuss all United States Federal income tax consequences that may be applicable to you. If you are a bank, insurance company, dealer in securities, a person holding notes as part of a "straddle," conversion transaction, hedging or other integrated transaction or a person who has ceased to be a United States citizen or to be taxed as a resident alien, you may be subject to special rules. In addition, the United States Federal income tax consequences of a particular note will depend, in part, on the terms of the note.

     We advise you to consult your own tax advisors with regard to the application of the United States Federal income tax laws to your particular situation and any tax consequences arising under the laws of any state, local or foreign tax jurisdiction.

     This summary is based on the Code, United States Treasury Regulations (including proposed and temporary regulations) promulgated under the Code, rulings, official pronouncements and judicial decisions as of the date of this prospectus. You should know that the authorities on which this summary is based are subject to change or differing interpretations, which could apply retroactively, and could result in United States Federal income tax consequences for you which are different from those discussed below.

TAX CONSEQUENCES TO U.S. HOLDERS

     For purposes of the following discussion, "U.S. holder" means a beneficial owner of a note that is:

          o for United States Federal income tax purposes, a citizen or resident of the United States;

          o a corporation, partnership or other entity created or organized in or under the laws of the United States or of any of its political subdivisions;

          o an estate the income of which is subject to United States Federal income taxation regardless of its source;

          o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

          o any other holder whose income is effectively connected with its conduct of a United States trade or business.

PAYMENTS OF INTEREST

     Interest on a note (whether denominated in U.S. dollars or in other than U.S. dollars) that is not an Original Issue Discount Note will generally be taxable to a U.S. holder as ordinary interest income at the time it is accrued or is received in accordance with the U.S. holder's method of accounting for tax purposes.

     All payments of interest on a note that matures one year or less from its date of issuance will be included in the stated redemption price at the maturity of the note and will be taxed in the manner described below under "Original Issue Discount Notes".

     Special rules govern the treatment of interest paid with respect to Original Issue Discount Notes, including certain Floating Rate Notes, Foreign Currency Notes, Currency Indexed Notes and other Indexed Notes, as described under "Original Issue Discount Notes", "Foreign Currency Notes" and "Indexed Notes, Currency Indexed Notes and Other Notes Subject to Contingencies" below.

ORIGINAL ISSUE DISCOUNT NOTES

     The following summary is generally based upon the Treasury Regulations concerning the treatment of debt instruments issued with original issue discount (the "OID Regulations"). Under the OID Regulations, a note that is issued for an amount less than its stated redemption price at maturity will generally be considered to have been issued at an original issue discount. The "issue price" of a note is equal to the first price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, at which a substantial amount of the notes is sold for money. The stated redemption price at maturity of a note is generally equal to the sum of all payments to be made on the note other than "qualified stated interest" payments. With respect to a note, "qualified stated interest" is stated interest unconditionally payable as a series of payments in cash or property, other than our debt instruments, at least annually during the entire term of the note and equal to the outstanding principal balance of the note multiplied by a single fixed rate of interest.

     In addition, stated interest on Floating Rate Notes providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, a single objective rate, or a single fixed rate and a single objective rate that is a qualified inverse floating rate, will generally constitute qualified stated interest if the stated interest is unconditionally payable at least annually during the term of the note at a rate that is considered to be a single qualified floating rate or a single objective rate as described below.

     Subject to certain exceptions, a variable rate of interest is a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals:

          o the product of an otherwise qualified floating rate and a fixed multiple (i.e., a Spread Multiplier) that is greater than .65 but not more than 1.35, or

          o an otherwise qualified floating rate (or the product described above plus or minus a fixed rate (i.e., a Spread).

If the variable rate equals the product of an otherwise qualified floating rate and a single fixed multiplier greater than 1.35, however, the rate generally constitutes an "objective rate," described more fully below.

        A variable rate may not be considered a qualified floating rate if the variable rate is subject to a Maximum Interest Rate, Minimum Interest Rate or similar restriction that is reasonably expected as of the issue date to cause the yield on the note to be significantly more or less than the expected yield determined without the restriction, unless the restriction is fixed throughout the term of the note.

        Subject to certain exceptions, an "objective rate" is defined as a rate, other than a qualified floating rate that is determined using a single fixed formula and that is based on objective financial or economic information. An objective rate does not include a rate based on information that is within our control (or the control of a related party) or that is unique to our circumstances (or a related party), such as dividends, profits, or the value of our stock. In addition, a variable rate of interest on a note will not be considered an objective rate if it is reasonably expected that the average value of the rate during the first half of the note's term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note's term.

        If interest on a note is stated at a fixed rate for an initial period of one year or less (e.g., an Initial Interest Rate) followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. If a Floating Rate Note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of 1 percent of each other. In addition, in order to be treated as qualified stated interest (rather than contingent payments, as discussed below), the qualified floating rate or objective rate in effect at a given time for a note must be set at a value of that rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

       Special tax considerations (including possible original issue discount) may arise with respect to Floating Rate Notes providing for:

          o    one Base Rate followed by one or more Base Rates,

          o    a single fixed rate followed by a qualified floating rate, or

          o    a Spread Multiplier.

Prospective U.S. holders of Floating Rate Notes with any of these features should carefully examine the applicable pricing supplement and should consult a tax advisor with respect to these features since the tax consequences will depend, in part, on the terms of the note.

       Notwithstanding the general definition of original issue discount above, a note will not be considered to have been issued with an original issue discount if the amount of such original issue discount is less than a DE MINIMIS amount equal to 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity (or, in the case of a note providing for payments prior to maturity of amounts other than qualified stated interest, the weighted average maturity). Holders of notes with a DE MINIMIS amount of original issue discount will include the original issue discount in income, as capital gain, on a pro rata basis as principal payments are made on the note.

     A U.S. holder of an Original Issue Discount Note (other than certain U.S. holders of Short-Term Original Issue Discount Notes, as defined below) will be required to include qualified stated interest in income at the time it is received or accrued in accordance with such U.S. holder's method of accounting.

        A U.S. holder of an Original Issue Discount Note that matures more than one year from its date of issuance will be required to include original issue discount in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to such income. The amount of original issue discount includible in income is equal to the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the U.S. holder held such note. The "daily portion" is the original issue discount for the "accrual period" that is allocated ratably to each day in the accrual period. Generally, the original issue discount for an accrual period is equal to the excess, if any, of the product of the "adjusted issue price" of an Original Issue Discount Note at the beginning of such accrual period and its "yield to maturity" over the amount of any qualified stated interest allocable to the accrual period. The "accrual period" is the interval (not to exceed one year) that ends no later than the date of any scheduled payment of principal or interest.

        We will specify the accrual period we intend to use in the applicable pricing supplement but a U.S. holder is not required to use the same accrual period for purposes of determining the amount of original issue discount includible in its income for a taxable year. The adjusted issue price of a note at the beginning of an accrual period is equal to the issue price of the note, increased by the aggregate amount of original issue discount with respect to the note that accrued in prior accrual periods and was previously includible in the income of a U.S. holder, and reduced by the amount of any payment on the note in prior accrual periods of amounts other than a payment of qualified stated interest. Under these rules, U.S. holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

        Under the OID Regulations, a U.S. holder may make an election (the "Constant Yield Election") to include in gross income all interest that accrues on a note in accordance with a constant yield method based on the compounding of interest. Special rules apply to such elections and U.S. holders considering such an election should consult their own tax advisor.

        The OID Regulations contain aggregation rules stating that, in certain circumstances, if more than one type of note is issued as part of the same issuance of securities to a single holder, some or all of such notes may be treated together as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any original issue discount. Unless otherwise provided in the applicable pricing supplement, we do not expect to treat any of the notes as being subject to the aggregation rules for purposes of computing original issue discount.

        In general, a cash method U.S. holder of an Original Issue Discount Note that matures one year or less from its date of issuance (a "Short-Term Original Issue Discount Note") is not required to accrue original issue discount on such note for United States Federal income tax purposes unless it elects to do so. U.S. holders who make this election, U.S. holders who report income for United States Federal income tax purposes on the accrual method and other U.S. holders, including banks and dealers in securities, are required to include original issue discount (including stated interest, if any) in income on such Short-Term Original Issue Discount Notes as it accrues on a straight-line basis, unless an election is made to use the constant yield method (based on a daily compounding). In the case of a U.S. holder who is not required and does not elect to include original issue discount in income currently, any gain realized on the sale, exchange or redemption of the Short-Term Original Issue Discount Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding), reduced by any interest received through the date of sale, exchange or redemption. In addition, the U.S. holder will be required to defer deductions for any interest paid on indebtedness incurred to purchase or carry Short-Term Original Issue Discount Notes in an amount not exceeding the deferred interest income, until such deferred interest income is recognized.

        We may redeem notes at our option prior to the maturity date, or we may repay notes at the option of the U.S. holder prior to the maturity date. Notes containing these features may be subject to rules that differ from the general rules discussed above. U.S. holders intending to purchase notes with any of these features should carefully examine the applicable pricing supplement.

BOND PREMIUM

        If a U.S. holder purchases a note for an amount that is greater than the stated redemption price at maturity, such holder will be considered to have purchased such note with "amortizable bond premium" equal in amount to such excess, and generally will not be required to include any original issue discount in income. A U.S. holder may elect (in accordance with applicable Code provisions) to amortize such premium over the remaining term of the Note, based on the U.S. holder's yield to maturity with respect to the note. A U.S. holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. holder's income with respect to the note in that accrual period. If the amortizable bond premium allocable to an accrual period exceeds the amount of qualified stated interest allocable to such accrual period, such excess would be allowed as a deduction for such accrual period, but only to the extent of the U.S. holder's prior interest inclusions on the note. Any excess is generally carried forward and allocable to the next accrual period. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the note as described below under "Sale, Exchange or Redemption of the Notes."

        An election to amortize bond premium applies to all taxable debt obligations held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder and may be revoked only with the consent of the Internal Revenue Service. If a holder makes a Constant Yield Election for a note with amortizable bond premium, the election will result in a deemed election to amortize bond premium for all of the holder's debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service.

SALE, EXCHANGE OR REDEMPTION OF THE NOTES

        Upon the sale, exchange or redemption of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or redemption (excluding any amounts attributable to interest not previously included in income) and the U.S. holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note will generally be the cost of the note to the U.S. holder, increased by the amount of any original issue discount previously includible in income by the U.S. holder with respect to the note and reduced by any principal payments received by the U.S. holder, any amortizable bond premium used to offset qualified stated interest and bond premium allowed as a deduction and, in the case of an Original Issue Discount Note, by the amounts of any other payments that do not constitute qualified stated interest.

        In general, gain or loss realized on the sale, exchange or redemption of a note that is not an Indexed Note, a Currency Indexed Note or a Floating Rate Note that provides for contingent payments will be capital gain or loss (except in the case of a Short-Term Original Issue Discount Note, to the extent of any original issue discount not previously included in the U.S. holder's taxable income). Prospective U.S. holders should consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for taxpayers who are individuals, trusts or estates) and losses (the deductibility of which is subject to limitations).

SUBSEQUENT INTEREST PERIODS AND EXTENSIONS OF MATURITY

        If so specified in the applicable pricing supplement relating to a note, we may have the option to reset the interest rate, in the case of a Fixed Rate Note, or to reset the Spread and/or the Spread Multiplier, in the case of a Floating Rate Note and/or to extend the Maturity of such Note. See "Description of Notes-Subsequent Interest Periods" and "Description of Notes-Extension of Maturity." These types of notes may be subject to special rules for determining interest income or gain or loss. A description of the United States Federal income tax consequences to a U.S. holder of these notes will be contained in the applicable pricing supplement.

FOREIGN CURRENCY NOTES

        The United States Federal income tax consequences to a U.S. holder of the ownership and disposition of notes that are denominated in, or provide for payments determined by reference to, a currency or currency unit other than the United States dollar ("Foreign Currency Notes") will be summarized in the applicable pricing supplement.

INDEXED NOTES, CURRENCY INDEXED NOTES AND OTHER NOTES SUBJECT TO CONTINGENCIES

        The United States Federal income tax consequences to a U.S. holder of the ownership and disposition of Indexed Notes or other notes that provide for one or more contingent payments will vary depending on the exact terms of the notes and related factors, and the proper treatment of principal of and interest on Currency Indexed Notes is uncertain at this time. The notes may be subject to rules that differ from the general rules discussed above. U.S. holders intending to purchase these notes should refer to the discussion relating to taxation in the applicable pricing supplement.

ELIGIBLE NOTES STRIPPED INTO INTEREST AND PRINCIPLE COMPONENTS

        The United States Federal income tax consequences to a U.S. holder of the ownership and disposition of notes that are stripped into their separate interest components and principal components will be summarized in the applicable pricing supplement.

BACKUP WITHHOLDING AND INFORMATION REPORTING

        Backup withholding and information reporting requirements may apply to certain payments of principal, premium and interest (including original issue discount) on a note, and to payments of proceeds of the sale or redemption of a note, to non-corporate U.S. holders. GMAC, its agent, a broker, the relevant Trustee or any paying agent, will be required to withhold from any payment a tax equal to 31 percent of such payment if the U.S. holder fails to furnish or certify its correct taxpayer identification number to the payor in the manner required, fails to certify that the U.S. holder is not subject to backup withholding, or otherwise fails to comply with applicable backup withholding rules. Any amounts withheld under the backup withholding rules from a payment to a holder may be credited against the holder's United States Federal income tax and may entitle such holder to a refund, provided that the required information is furnished to the United States Internal Revenue Service.

        THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR YOUR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                          CERTAIN COVENANTS AS TO LIENS

        We have described below the only financial covenant applicable to the notes. That covenant requires that the notes be equally and ratably secured in the specified circumstances but does not apply in the event of material changes in our debt-to-equity ratio.

        We will covenant in the notes that so long as any of the notes remain outstanding, we will not pledge or otherwise subject our property or assets to any lien unless the notes are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. This covenant does not apply to:

          o the pledge of any assets to secure any financing by GMAC of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which GMAC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as to the basis for the issuance of bankers' acceptances or in aid of other similar borrowing arrangements;

          o the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

          o any deposit of assets of GMAC with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by GMAC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against GMAC;

          o any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

          o any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property). (See section 12.01 of the Indenture.)

                          MODIFICATION OF THE INDENTURE

        The Indenture contains provisions permitting us and the Trustee, with the consent of holders of not less than 66-2/3% in aggregate principal amount of notes at the time outstanding under the Indenture, to modify the Indenture or any supplemental indenture or the rights of the holders of the notes provided that no such modification shall:

          o change the fixed maturity of any note, or reduce its principal amount, or reduce its rate or extend the time of payment of interest, without the consent of the holder of each affected note;

          o impair the rights of the holders to enforce action for repayment by us; or

          o reduce the percentage of notes of any series outstanding under the Indenture required for any modification of the Indenture or waiver of any default under the Indenture, without the consent of all holders of notes affected by the reduction and then outstanding under the Indenture (See section 10.02 of the Indenture).

                                EVENTS OF DEFAULT

        An Event of Default with respect to the notes is defined in the Indenture as a:

          o default in payment of any principal of, or premium, if any, on the notes;

          o default for 30 days in payment of any interest on any of the notes;

          o default for 30 days after notice in performance of any other covenant in the Indenture; or

          o certain events of bankruptcy, insolvency or reorganization. (See section 6.01 of the Indenture.)

        In case an Event of Default occurs and continues with respect to the notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the notes due and payable. Any Event of Default with respect to the notes may be waived by the holders of a majority in aggregate principal amount of the outstanding notes except in a case of failure to pay principal of or interest on the notes for which payment had not been made after the appropriate notice. (See section 6.06 of the Indenture.) We are required to annually file with the Trustee a certificate as to the absence of certain defaults under the terms of the Indenture. (See section 11.04 of the Indenture.)

        Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and continues, the Trustee is under no obligation to exercise any rights or powers under the Indenture at the request, order or direction of any of the noteholders, unless such noteholders have offered the Trustee reasonable indemnity or security. (See sections 7.01 and 7.02 of the Indenture.)

        Subject to provisions for the indemnification of the Trustee and to other limitations, the holders of a majority in principal amount of the notes outstanding have the right to direct the time, method and place of any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (See section 6.06 of the Indenture.)

                             CONCERNING THE TRUSTEE

        Citibank, N.A. is the Trustee under the Indenture. Citibank, N.A. acts as depository for funds of, makes loans to, acts as trustee and performs certain other services for us and certain of our affiliates in the normal course of business. It is also one of the investment managers of the pension trust funds established by General Motors Corporation. As trustee of various trusts, it has purchased securities of GMAC and certain of our affiliates.

                          CONCERNING THE PAYING AGENTS

        We shall maintain one or more Paying Agents for the payment of principal of, and premium, if any, and interest, if any, on, the notes. (See section 4.02 of the Indenture.) We have initially appointed Citibank, N.A. as our Paying Agent for the notes.

                              PLAN OF DISTRIBUTION

     Under the terms of Selling Agent Agreements, each dated as of TBD, 2000, we are offering the notes on a continuous basis through Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., Warburg Dillon Read LLC, Banc of America Securities LLC and Chase Securities Inc. who have agreed to use their reasonable best efforts to solicit orders. We may appoint additional agents to solicit sales of the notes. Any solicitation and sale of the notes will be on the same terms and conditions to which the agents have agreed. In addition, we may arrange for the notes to be sold through other agents, dealers or underwriters or we may sell notes directly to investors.

        Unless otherwise specified in the applicable pricing supplement, we will pay each agent a commission ranging from .05% to .60% of the initial offering price of each note sold through that agent, depending upon the Maturity Date of the note. If we sell notes directly to investors, no commission or discount will be paid unless otherwise specified in the applicable pricing supplement. We will have the right to accept orders or reject any proposed purchase in whole or in part. Each agent will have the right, in its reasonable discretion, to reject any proposed purchase in whole or in part. We can withdraw, cancel or modify the offer without notice.

        We may also sell notes to any agent as principal for its own account at a discount equal to the commission the agent would receive if it purchased the notes as agent, unless otherwise specified in the applicable pricing supplement. The agent may resell notes to investors and other purchasers at prevailing market prices as determined by the agent or, if so specified in an applicable pricing supplement, at a fixed public offering price. In addition, the agents may offer the notes they have purchased as principal to other dealers. The agents may sell notes to any dealer at a discount which will not exceed the discount we paid the agent, unless otherwise specified in the applicable pricing supplement. After the initial public offering of notes, we may change the public offering price (for those notes to be resold at a fixed public offering price), the concession and the discount.

        Each agent may be deemed to be an "underwriter" within the meaning of the Securities Act. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act.

        The notes will not have an established trading market when issued. We do not intend to apply for the listing of the notes on any securities exchange. The agents may make a market in the notes but are not obligated to do so and may discontinue any market-making at any time without notice. We cannot assure you that a secondary market for the notes will develop or that any notes will be sold.

        In connection with an offering of notes, the agents may engage in transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If an agent creates a short position in the notes, i.e., if the agent sells notes in an aggregate principal amount exceeding the amount set forth in the applicable pricing supplement, the agent may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of the notes to be higher than it might be in the absence of the purchases.

        NEITHER WE NOR ANY OF THE AGENTS MAKES ANY REPRESENTATION OR PREDICTION AS TO THE DIRECTION OR MAGNITUDE OF ANY EFFECT THAT THE TRANSACTIONS DESCRIBED IN THE IMMEDIATELY PRECEDING PARAGRAPH MAY HAVE ON THE PRICE OF THE NOTES. IN ADDITION, NEITHER WE NOR ANY OF THE AGENTS MAKES ANY REPRESENTATION THAT THE AGENTS WILL ENGAGE IN ANY TRANSACTIONS OR THAT TRANSACTIONS, ONCE COMMENCED, WILL NOT BE DISCONTINUED WITHOUT NOTICE.

                               ------------------

     Dennis Weatherstone, a director of J.P. Morgan & Co. Incorporated, of which J.P. Morgan Securities Inc. is an indirect, wholly-owned subsidiary, is a director of General Motors Corporation. In the ordinary course of their respective businesses, the agents and their affiliates have engaged, and will in the future engage, in commercial banking and investment banking transactions with GMAC and certain of our affiliates for which they have received customary fees and expenses.

                                 LEGAL OPINIONS

        The validity of the notes offered in this prospectus will be passed upon for GMAC by Martin I. Darvick, Esq., Assistant General Counsel of GMAC, and for the agents by Davis Polk & Wardwell. Mr. Darvick owns shares and holds options to purchase shares of General Motors Corporation $1-2/3 par value common stock. Davis Polk & Wardwell acts as counsel to the Executive Compensation Committee of the Board of Directors of General Motors Corporation and has acted as counsel to GMAC and certain of its affiliates in various matters.

                                     EXPERTS

        The consolidated financial statements incorporated in this prospectus by reference from the General Motors Acceptance Corporation Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             GMAC FINANCIAL SERVICES


PART II

                          INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the estimated expenses to be incurred in connection with the offering described in the Registration Statement:

   Securities and Exchange Commission registration fee................  $3,595,997
    Blue Sky Filing and Counsel Fees...................................     25,000
    Fees and expenses of Trustee.......................................      5,000
    Printing Registration Statement, Prospectus
        and other documents............................................     40,000
    Accountants' fees .................................................     15,000
    Rating Agencies' fees .............................................    150,000
    Miscellaneous expenses.............................................     89,003
                                                                        ----------
        Total.......................................................... $3,920,000
        ............................................................... ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Under Section 145 of the Delaware Corporation Law, GMAC is empowered to indemnify its directors and officers in the circumstances therein provided.

        GMAC's Certificate of Incorporation, as amended, provides that no director shall be personally liable to GMAC or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

o for any breach of the director's duty of loyalty to GMAC or its stockholders,

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

o under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or

o for any transaction from which the director derived an improper personal benefit.

        Under Article VI of its By-Laws, GMAC shall indemnify and advance expenses to every director and officer (and to such person's heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys' fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), in which such director or officer was or is made or is threatened to be made a party or is otherwise involved by reason of the fact that such person is or was a director or officer of GMAC, or is or was serving at the request of GMAC as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise. GMAC shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of GMAC. GMAC shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition ("advancement of expenses"); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under Article VI of the By-Laws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under
Article VI of the By-Laws is not paid in full within ninety days after a written claim therefor has been received by GMAC, the claimant may file suit to recover the unpaid amount of such claim, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action GMAC shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article VI of the By-Laws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of GMAC's Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise. GMAC's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, organization or other enterprise.

        As a subsidiary of General Motors Corporation, GMAC is insured against liabilities which it may incur by reason of the foregoing provisions of the Delaware General Corporation Law and directors and officers of GMAC are insured against some liabilities which might arise out of their employment and not be subject to indemnification under said General Corporation Law.

        Pursuant to resolutions adopted by the Board of Directors of General Motors Corporation, that company to the fullest extent permissible under law will indemnify, and has purchased insurance on behalf of, directors or officers of GMAC, or any of them, who incur or are threatened with personal liability, including expenses, under the Employee Retirement Income Security Act of 1974 or any amendatory or comparable legislation or regulation thereunder.

ITEM 16.  EXHIBITS.

*1            Form of Selling Agent Agreement.

*4 Form of Indenture, dated as of December 1, 1993, between the Company and Citibank, N.A., Trustee.

** 4(a)(1)    First Supplemental Indenture, dated as of January 1, 1998, between the Company and Citibank N.A., Trustee.

*4(a)(2)      Form of Medium-Term Note (Semi-Annual) in global form included in
              Exhibit 4.

*4(a)(3)      Form of Medium-Term Note (Annual) in global form included in
              Exhibit 4.

5 Opinion and Consent of Martin I. Darvick, Esq., Assistant General Counsel of the Company.

8             Opinion and consent of tax counsel.

12            Calculation of Ratio of Earnings to Fixed Charges.

23(a)         Consent of Deloitte & Touche LLP.

23(b)         Consent of Counsel included in Exhibit 5.

25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A.

99 Underwriter representations of compliance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended.

*Incorporated by reference from Registration Statement No. 33-51381 dated December 9, 1993.

** Incorporated by reference from Registration Statement No. 333-59551 dated July 21, 1998.

ITEM 17.  UNDERTAKINGS.

(a)     The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of GMAC pursuant to the provisions discussed in Item 15 above, or otherwise, GMAC has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by GMAC of expenses incurred or paid by a director or officer of GMAC in the successful defense of any action, suit or proceeding) is asserted by such director or officer in connection with the securities being registered, GMAC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant, General Motors Acceptance Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, and State of Michigan, on the 25th day of February, 2000.

                      .........GENERAL MOTORS ACCEPTANCE CORPORATION

                      .........s/    JOHN D. FINNEGAN
                      .........-------------------------------------
                      ...(John D. Finnegan, Chairman of the Board and President)


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed on February 25, 2000 by the following persons in the capacities indicated.

        SIGNATURE                       TITLE

s/ JOHN D. FINNEGAN
-------------------------               Chairman of the Board, President
(John D. Finnegan )                     and Director


s/ WILLIAM F. MUIR
-------------------------               Executive Vice President, Chief
(William F. Muir)                       Financial Officer and Director


s/ GERALD E. GROSS
-------------------------               Comptroller
(Gerald E. Gross)                       (Chief Accounting Officer)

s/ ELIZABETH A. TAGGART
-------------------------               Group Vice President
(Elizabeth A. Taggart)                  (Chief Information Officer)
s/ RICHARD J. S. CLOUT
-------------------------               Executive Vice President
(Richard J. S. Clout)                   and Director

s/ ERIC A. FELDSTEIN
-------------------------               Director
(Eric A. Feldstein)


s/ JOHN E. GIBSON
-------------------------               Executive Vice President
(John E. Gibson)                        and Director


s/ J. MICHAEL LOSH
-------------------------               Director
(J. Michael Losh)


s/ HARRY J. PEARCE
-------------------------               Director
(Harry J. Pearce)


s/ W. ALLEN REED
-------------------------               Director
(W. Allen Reed)


s/ JOHN F. SMITH, JR.
-------------------------               Director
(John F. Smith, Jr.)


s/ G. RICHARD WAGONER
------------------------                Director
(G. Richard Wagoner)


s/ RONALD L. ZARRELLA
-------------------------               Director
(Ronald L. Zarrella)

                                  EXHIBIT INDEX

EXHIBIT

    *1       Form of Selling Agent Agreement.

    *4 Form of Indenture, dated as of December 1, 1993, between the Company and Citibank, N.A., Trustee.

 **4(a)(1)   First Supplemental Indenture, dated as of January 1, 1998, between the Company and Citibank N.A., Trustee.

*4(a)(2) Form of Medium-Term Note (Semi-Annual) in global form included in Exhibit 4.

*4(a)(3) Form of Medium-Term Note (Annual) in global form included in Exhibit 4.

    5        Opinion and Consent of Martin I. Darvick, Esq.,
             Assistant General Counsel of the Company.

    8        Opinion and Consent of Tax Counsel.

    12       Calculation of Ratio of Earnings to Fixed Charges.

    23(a)    Consent of Deloitte & Touche LLP.

    23(b)    Consent of Counsel included in Exhibit 5.

    25 Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A.

    99 Underwriter representations of compliance with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended.

* Incorporated by reference from Registration Statement No. 33-51381 dated December 9, 1993.

** Incorporated by reference from Registration Statement No. 333-59551 dated July 21, 1998.